OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Cosi, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

COSI, INC.
1751 LAKE COOK ROAD, 6TH FLOOR
DEERFIELD, ILLINOIS 60015
March 30, 2005
Dear Fellow Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Cosi, Inc. (“Cosi” or the “Company”), which will be held on May 2, 2005, commencing at 2:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015.
      At the annual meeting, you will be asked to consider and vote upon the election of three directors, to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm and to approve the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.
      Each of these proposals is more fully described in the notice of meeting and Proxy Statement that follows.
      We hope that you will find it convenient to attend in person. Whether or not you expect to attend, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.
      A copy of the Company’s Annual Report to Stockholders, which includes a copy of the Company’s Form 10-K for the fiscal year ended January 3, 2005, is being provided to each of the Company’s stockholders with this Proxy Statement. Additional copies may be obtained by writing to Cosi, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015, Attention: Secretary.
      On behalf of the officers, directors and employees of Cosi, I would like to express the Company’s appreciation for your continued support.

Sincerely,

/s/ WILLIAM D. FORREST

William D. Forrest
Executive Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
NOMINATION PROCESS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES DURING THE LAST FISCAL YEAR
STOCK OPTION GRANTS IN FISCAL YEAR 2004
STOCK OPTION EXERCISES IN FISCAL YEAR 2004 AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN LEGAL PROCEEDINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT AND FINANCIAL STATEMENTS
SOLICITATION OF PROXIES
STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

COSI, INC.
1751 LAKE COOK ROAD, 6TH FLOOR
DEERFIELD, ILLINOIS 60015
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2005
To the Stockholders of Cosi, Inc.:
      Notice is hereby given that the Annual Meeting of Stockholders of Cosi, Inc., a Delaware corporation (“Cosi” or the “Company”), will be held on May 2, 2005, commencing at 2:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015, for the following purposes:

1. To elect three directors to serve for a three-year term expiring at the 2008 Annual Meeting of Stockholders.

2. To consider and ratify BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2006.

3. To consider and approve the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.

4. To consider and act upon such other business as may properly come before the Annual Meeting.
      The Board of Directors has fixed the close of business on March 28, 2005, as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

/s/ CYNTHIA T. JAMISON

Cynthia T. Jamison
Secretary

Dated:	March 30, 2005
Deerfield, Illinois
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

COSI, INC.
1751 LAKE COOK ROAD, 6TH FLOOR
DEERFIELD, ILLINOIS 60015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 2, 2005

       This Proxy Statement is furnished by the Board of Directors of Cosi, Inc., a Delaware corporation (“Cosi” or the “Company”), in connection with the solicitation of proxies for use at the 2005 Annual Meeting of Stockholders of Cosi (the “Annual Meeting”), which will be held on May 2, 2005, commencing at 2:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders of Cosi on or about April 1, 2005.
      In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the other proposals, stockholders may vote in favor of the proposal or against, or may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.
      If no direction is given on a proxy with respect to a proposal, the proxy will be voted FOR the slate of directors described herein; FOR the ratification of BDO Seidman, LLP; and FOR the approval of the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan. As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.
      A stockholder who has given a proxy may revoke it at any time before it is exercised by giving notice of revocation to the Secretary of Cosi, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.
VOTING SECURITIES
      The Board of Directors has fixed the close of business on March 28, 2005, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the Company’s common stock as of March 28, 2005, will be entitled to one vote for each share held. On March 28, 2005, there were 31,466,689 shares of common stock outstanding and entitled to vote.
      A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for the ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm and for the approval of the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.
      An abstention with respect to any proposal other than the election of directors will be counted as present for purposes of determining the presence of a quorum but will have the practical effect of a negative vote as to that proposal. Brokers who do not receive stockholder voting instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm, but they may not vote on the approval of the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan. In the event of a broker non-vote with respect to any proposal coming before the meeting caused by the beneficial owner’s failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining a quorum but will not be deemed to be present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
      As of March 28, 2005, the following are the only entities (other than the Company’s employees as a group) known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding shares of common stock.

	Shares of Common Stock		Percent of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Beneficially Owned(1)

Richard W. Shea, Jr.	1,876,321	(2)	5.6%
c/o Vardon Capital Management, LLC 150 East 52nd Street, 2nd Floor New York, New York 10022
ZAM Holdings, L.P.	5,034,779	(3)	13.8%
c/o PBK Holdings, Inc. 283 Greenwich Avenue Greenwich, Connecticut 06830

(1)	Ownership percentages are based on 31,466,689 shares of common stock outstanding as of March 28, 2005. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are exercisable on or before May 27, 2005.

(2)	A Schedule 13G/ A was filed with the Securities and Exchange Commission (“SEC”) on February 11, 2005, on behalf of Vardon Capital, LLC, a Delaware limited liability company (“VC”), Vardon Capital Management, LLC, a Delaware limited liability company (“VCM”) and Richard W. Shea, Jr., the sole principal of Vardon Capital, LLC and Vardon Capital Management, LLC (“Shea”). According to the Schedule 13G/ A, VC, VCM and Shea collectively beneficially own 1,876,321 shares of common stock, with shared voting and shared dispositive power over 1,876,321 shares.

(3)	ZAM Holdings, L.P. (“ZAM”), a Delaware limited partnership, filed a Schedule 13G with the SEC on February 4, 2005, on behalf of ZAM, PBK Holdings, Inc., a Delaware corporation (“PBK”), and Philip B. Korsant (“Korsant”). According to the Schedule 13G, ZAM, PBK and Korsant beneficially own, collectively, 5,034,779 shares of common stock, with shared voting and shared dispositive power over 5,034,779 shares, which includes (i) 439,710 shares of additional common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00, (ii) 19,227 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $0.01 per share, and (iii) 2,762 shares of additional common stock as a result of antidilution adjustments under the terms of certain warrants (based upon ZAM’s independent calculations).

      The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s common stock was based on a review of the Company’s internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.
Security Ownership of Management
      The following table sets forth certain information regarding ownership of common stock as of March 28, 2005, by (i) each of the members of the Company’s Board of Directors, (ii) each of the Company’s executive officers named in the “Summary Compensation Table” under “Executive Compensation” below and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

	Shares of Common Stock		Percent of Common Stock
Name(1)	Beneficially Owned		Beneficially Owned(2)

Kevin Armstrong	450,000	(3)	1.4%
William D. Forrest	1,637,245	(4)	4.9%
Cynthia Jamison	50,000	(5)	*
Gilbert Melott	52,859	(6)	*
Paul Seidman	12,000	(7)	*
Jonathan (Jay) Wainwright, Jr.(8)	—		—
Terry Diamond	897,578	(9)(10)	2.8%
Creed L. Ford, III	273,356	(8)	*
Eli Cohen	—		—
Mark Demilio	4,448	(9)	*
Edna Morris	4,448	(9)	*
Garry Stock	52,521	(9)(11)	*
All directors and executive officers as a group (14 persons)(12)	3,446,955		9.9%

*	Represents less than 1%.

(1)	Each person listed in the table is or was a director or named executive officer of the Company, with an address at c/o Cosi, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

(2)	Ownership percentages are based on 31,466,689 shares of common stock outstanding as of March 28, 2005. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are exercisable on or before May 27, 2005.

(3)	Represents 450,000 shares of common stock issuable upon exercise of outstanding options at an exercise price of $1.77 per share.

(4)	Includes 182,292 shares of common stock issuable upon exercise of outstanding options at an exercise price of $2.85 pursuant to the February 9, 2004 addendum to Mr. Forrest’s employment agreement. An additional 523,546 shares of restricted stock were granted to Mr. Forrest in accordance with his employment agreement in connection with the Company’s rights offering, which are held by Forrest Family LLC. 931,407 shares are restricted stock issued to Mr. Forrest pursuant to an employment agreement dated June 26, 2003. Such restricted shares represent compensation of Mr. Forrest for serving as Executive Chairman of the Company. 25% of such restricted shares became fully vested upon issuance. An additional 25% of the restricted shares vested on April 1, 2004. As long as the agreement remains in effect on the last day of each month, commencing with April 2004 and ending with March 2006, 2.08% of the restricted shares will fully vest on each such date.

(5)	Includes 50,000 shares of common stock issuable upon exercise of outstanding options at an exercise price of $5.73 per share.

(6)	Represents 52,859 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $2.21 per share.

(7)	Includes 12,000 shares of common stock issuable upon exercise of a weighted average exercise price of $2.08 per share.

(8)	Mr. Wainwright served as Vice President of Concept Development of the Company from July 8, 2003 to December 9, 2004.

(9)	Includes 4,448 shares of common stock issued to each of Messrs. Diamond, Ford, Demilio and Stock and Ms. Morris as non-employee directors as part of the compensation paid to non-employee directors during 2004 pursuant to the Amended and Restated Cosi, Inc. Non-Employee Director Stock Option Plan. Mr. Diamond’s shares are held in the name of Talon Opportunity Fund, L.P.

(10)	Includes (i) 604,041 shares of common stock owned by Talon Opportunity Fund, L.P. (Mr. Diamond is the Managing Member of Talon Opportunity Fund, L.P.’s General Partner, Talon Partnership Management, LLC), (ii) 86,505 shares held by the Terry Diamond Trust, (iii) 71,076 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share owned by Talon Opportunity Fund, L.P., (iv) 12,605 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $14.88 per share owned by Talon Opportunity Fund, L.P., (v) 101,643 shares of common stock owned by a trust in his wife’s name, the Marilyn Diamond Trust, (vi) 14,215 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share owned by Mr. Diamond’s wife, (vii) 7,108 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 owned by the Diamond Family Foundation, and (viii) 385 shares of common stock held by the Diamond Family Trust.

(11)	Includes (i) 1,144 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share, (ii) 32,786 shares of common stock owned by Cordie Super-Annuation Fund (the “Fund”) (Mr. Stock is a director of the Fund’s trustee, Chamanda Pty. Ltd.) and (iii) 1,225 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $0.01 per share held by the Fund.

(12)	These 14 persons include all current members of the Company’s Board of Directors and the executive officers detailed under “Information About the Nominees, the Continuing Directors and Executive Officers” below.
CORPORATE GOVERNANCE
Board of Directors
      Our business is managed under the direction of our Board of Directors (the “Board”) pursuant to the Delaware General Corporation Law and our Bylaws. Our Board has responsibility for establishing broad corporate policies and for the overall performance of our Company. It is not, however, involved in the operating details on a day-to-day basis. Our Board is kept advised of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them and by participating in Board and Board Committee meetings.
      Our Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings.
      The Board of Directors is divided into three classes serving staggered three-year terms.
      The Board held six regularly scheduled board meetings in 2004. All directors attended 75% or more of the board meetings during the time period in which they were directors. Each director attended 75% or more of the regularly scheduled board committee meetings on which such director served during 2004. In addition, beginning as of the 2004 Annual Meeting, the Board encourages all of its directors to attend the Company’s Annual Meetings. Five directors attended the 2004 Annual Meeting.
Independence
      The Board has affirmatively determined that six of its eight directors, including all members of the Audit, Compensation and Nominating/ Corporate Governance Committees, are “independent” as defined by the listing standards of The Nasdaq Stock Market and all applicable rules and regulations of the SEC. The six independent directors are Eli Cohen, Mark Demilio, Terry Diamond, Creed L. Ford, III, Edna Morris and Garry Stock.
Executive Sessions
      The independent directors meet without any management directors or employees present at least twice each year in executive sessions. Eli Cohen serves as the presiding director to chair and facilitate all executive sessions.
Corporate Governance Principles
      The Board adopted Corporate Governance Principles in 2004 that, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board’s Nominating/ Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time, and recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company’s website at www.getcosi.com.
Board Committees
      The Board has three committees: Audit, Compensation and Nominating/ Corporate Governance. The membership of the committees as of March 2005 and the function of each Committee are described below.

	Audit	Compensation	Nominating/Corporate
Director	Committee	Committee	Governance Committee

William D. Forrest
Kevin Armstrong
Eli Cohen		X	X*
Mark Demilio	X**
Terry D. Diamond		X	X
Creed L. Ford, III	X		X
Edna Morris		X*	X
Garry Stock	X

*	Chair

**	Chair and “Audit Committee Financial Expert”
      Audit Committee. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, retention and oversight of the Company’s internal auditor and independent registered public accounting firm, (ii) review and pre-approval of all auditing, non-audit and internal control-related services provided to the Company by the independent registered public accounting firm, other than as may be allowed by applicable law and (iii) review of the annual audited and quarterly consolidated financial statements. The Company’s Amended and Restated Audit Committee Charter, which describes all of the committee’s responsibilities, is attached hereto as Exhibit A and is posted on the Company’s website at www.getcosi.com.

      The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.
      The current members of the Audit Committee are Messrs. Demilio, Ford and Stock. The Board has determined that each member is able to read and understand fundamental financial statements. In addition, Mr. Demilio qualifies as an “audit committee financial expert” within the meaning of the SEC regulations and has therefore been named Chairman of the Audit Committee.
      The Audit Committee met six times in 2004. The Audit Committee Report appears on page 13.
      Compensation Committee. The principal functions of the Compensation Committee include, without limitation, (i) annually evaluating the performance of the Executive Chairman and the Chief Executive Officer, (ii) reviewing and approving the compensation of the Executive Chairman and the Chief Executive Officer, (iii) reviewing and approving the compensation of all other senior executives and (iv) implementing incentive programs, including the Company’s stock incentive plans. The Company’s Compensation Committee Charter, which describes all of the committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.
      The current members of the Compensation Committee are Ms. Morris and Messrs. Cohen and Diamond, and Ms. Morris is the Chair. The Compensation Committee met five times in fiscal 2004. The Report of the Compensation Committee on Executive Compensation appears on page 20.
      Nominating/ Corporate Governance Committee. The principal functions of the Nominating/ Corporate Governance Committee include, without limitation, (i) establishing the Board of Director Candidate Guidelines and the Corporate Governance Principles, (ii) identifying and nominating individuals qualified to become directors, (iii) considering all recommendations of director candidates made by eligible stockholders and (iv) monitoring and recommending the functions of the Board committees. The Company’s Nominating/ Corporate Governance Committee Charter, which describes all of the committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.
      The members of the Nominating/ Corporate Governance Committee are Ms. Morris and Messrs. Cohen and Ford, and Mr. Cohen is the Chair. The Nominating/ Corporate Governance Committee met two times in fiscal 2004 and conducted a number of teleconferences.
Compensation of Directors
      The Board approved a new compensation program for non-employee directors, which went into effect in April 2004, in order to attract and retain qualified director candidates. For their services, non-employee directors receive (i) an annual fee of $10,000, (ii) $2,000 for each Board meeting attended, (iii) $1,000 for each telephonic conference in which the non-employee director participates and (iv) an annual grant of shares of common stock having a value equal to $25,000 on the date of grant. The Chairman of the Audit Committee receives an annual fee of $10,000 in addition to the above compensation. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors. Directors who serve either as the Company’s officers or employees or as officers or employees of any of its subsidiaries do not receive any additional compensation for their services as directors.
Stockholder Communications
      Stockholders and other parties interested in communicating directly with the Board may do so by writing to a specific director, including the Presiding Director, or to the whole Board, care of the Secretary. The Company’s Secretary will distribute any security holder communications received, as defined by the rules and regulations of the SEC, to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board. The following is the address to which stockholders should send such communications: Cosi, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

Code of Conduct and Ethics
      All directors, officers and employees must act ethically at all times and in accordance with the Company’s Code of Conduct and Ethics. This code satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at www.getcosi.com.
NOMINATION PROCESS
Role of the Nominating/ Corporate Governance Committee
      The Nominating/ Corporate Governance Committee (the “Committee”) identifies individuals that the Committee believes are qualified to become directors in accordance with the Board of Director Candidate Guidelines, attached hereto as Exhibit B. Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders and are evaluated for their character, judgment, business experience and acumen. Pursuant to the Board of Director Candidate Guidelines, the Committee will consider and evaluate director candidates based upon certain minimum qualifications as set forth in Exhibit B hereto.
      After identifying the qualified individuals and conducting interviews, as appropriate, the Committee will recommend the selected individuals to the Board. In the event there is a vacancy on the Board between such stockholders’ meetings, the Committee will recommend one or more of the qualified individuals for appointment to the Board.
      The Committee may retain a director search firm to help the Committee identify qualified director nominees.
Candidates Proposed by Stockholders for Consideration by the Nominating Committee
      The Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to: Cosi, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.
      In order for a recommendation to be considered by the Committee for the 2006 Annual Meeting of Stockholders, the Secretary must receive the recommendation no later than 5 p.m. local time on December 2, 2005. Such recommendations must be sent via registered, certified or express mail or other means that allows the stockholder to determine when the recommendation was received by the Company. The Secretary will send properly submitted stockholder recommendations to the Committee for consideration at a future Committee meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Committee.
Stockholder Nominations
      In addition, the Company’s Amended and Restated By-laws (the “By-laws) permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company’s By-laws, which were filed as Exhibit 3.2 to the Company’s Annual Report on Form  10-K for the period ended December 30, 2002 and can also be obtained, without charge, upon written request to the Company’s Secretary, whose address is: Cosi, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015. The By-laws require, without limitation, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the By-laws no earlier than December 3, 2005 nor later than January 2, 2006.

I.	ELECTION OF DIRECTORS
      The Company’s By-laws provide that the Company’s Board of Directors will consist of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Company. Following this annual meeting there will be eight members on the Board of Directors, which is divided into three classes. Directors in each class are elected for three-year terms in staggered years.
      The terms of Eli Cohen, William Forrest and Garry Stock expire this year. Messrs. Cohen, Forrest and Stock have been nominated by the Board for a term of three years expiring at the 2008 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each of Messrs. Cohen, Forrest and Stock is presently a director of Cosi and has consented to be named as a nominee and to serve as a director if elected. Should any of the nominees be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board may recommend. Management does not anticipate that such an event will occur.
Information about the Nominees, the Continuing Directors and Executive Officers
      The table below sets forth the names and ages of the directors, including the nominees, and the current executive officers of the Company, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth below the table.

Name	Age	Position(s) with Cosi

DIRECTORS WHOSE TERMS EXPIRE IN 2005:
Eli Cohen	31	Director
William D. Forrest	44	Executive Chairman and Director
Garry Stock	61	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2006:
Terry Diamond	64	Director
Edna Morris	52	Director
DIRECTORS WHOSE TERMS EXPIRE IN 2007:
Kevin Armstrong	46	President, Chief Executive Officer and Director
Mark Demilio	48	Director
Creed L. Ford, III	51	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Cynthia T. Jamison	45	Chief Financial Officer, Treasurer and Secretary
Gilbert Melott	41	Executive Vice President of Operations and People
Paul Seidman	48	Vice President of Food and Beverage
Patrick Donnellan	33	Vice President of Business Development
William Koziel	47	Controller
Vicki J. Baue	46	General Counsel
      William D. Forrest, Executive Chairman and Director. Mr. Forrest joined the Company’s Board of Directors and was elected Chairman of the Board on March 31, 2003. On June 26, 2003, he was appointed Executive Chairman, an officer’s position with day to day general management responsibility for the affairs of the Company. On February 9, 2004, Mr. Forrest became a full-time member of the Company’s executive team to continue focusing on leveraging the Company’s growth and business development potential. From

March 2001 to February 2004, Mr. Forrest headed the Restructuring Group at Gleacher & Co. Mr. Forrest served as a corporate restructuring professional from 1988 to March 2001 and, in 1997, he attained the designation Certified Turnaround Professional (“CTP”). The CTP designation establishes stringent criteria for practical experience, knowledge and ethical integrity for the Corporate Renewal Industry. Prior to joining Gleacher & Co., Mr. Forrest was a Managing Director of Catterton-Forrest LLC (a division of Catterton Partners) from October 1999 to February 2001, where he was responsible for the acquisition and management of portfolio companies, focused exclusively on the troubled business space. From December 1997 to August 1999, Mr. Forrest was crisis manager/interim Chief Executive Officer for Fine Host Corporation, a $330 million publicly traded food service company, where he completed the successful turnaround by negotiating a comprehensive balance sheet restructuring utilizing a pre-negotiated Chapter 11 bankruptcy proceeding and by implementing a strategic integration plan of acquired companies for this 23-subsidiary operating company. Mr. Forrest received a Bachelor of Arts degree from Cornell University. His work has been published in the American Bankruptcy Journal and he has been a featured speaker for organizations including the Turnaround Management Association.
      Kevin Armstrong, President, Chief Executive Officer and Director. Mr. Armstrong was appointed President and Chief Executive Officer of the Company and elected to the Board of Directors on July 7, 2003. Mr. Armstrong has over 20 years of experience in the restaurant industry. From November 2000 to July 2002, Mr. Armstrong was President and Chief Operating Officer of Long John Silvers Restaurants, Inc., where he developed successful brand strategies that reversed two years of sales decline and resulted in three years of same store sales growth and profitability. Mr. Armstrong was pivotal in bringing the company out of bankruptcy, ultimately leading to its sale to YUM Brands. From August 1999 to November 2000, he was Senior Vice President and Chief Marketing Officer of Long John Silvers Restaurants, Inc. Prior to his tenure at Long John Silver’s, from September 1996 to August 1999, Mr. Armstrong served as Chief Marketing Officer for Subway Franchisee Advertising Trust, an independent arm of the $3.2 billion Subway brand. There he reengineered marketing processes and reversed an 18 month negative sales and profit performance period, increasing store profitability. Mr. Armstrong also served as a consultant to PepsiCo’s restaurant services division from May 1991 to September 1996, developing brand-positioning strategies for over forty diverse companies. From June 1989 to February 1991, Mr. Armstrong was responsible for both domestic and international marketing strategies at Burger King.
      Cynthia T. Jamison, Chief Financial Officer, Treasurer and Secretary. Ms. Jamison was appointed Chief Financial Officer in July 2004. Since 1999, Ms. Jamison was a partner with Tatum CFO Partners, LLC. As a Tatum partner, she served as the chief financial officer of Savista Corporation (formerly eMac Digital, LLC), a software/ BPO company owned by Kohlberg Kravis Roberts & Co. Prior to Savista, she was chief operating officer of SurePayroll, Inc., an internet payroll company, from August 2002 to August 2003. Ms. Jamison has previously held several additional chief financial officer positions, including Near North Insurance, Inc., an insurance company, from March 2002 to July 2002; CultureWorx, Inc., a software company, from August 2000 to February 2002; Illinois Superconductor Corporation, a telecommunications company, from August 1999 to August 2000; and, Chart House Enterprises, a restaurant company, from June 1998 to April 1999. From 1981 to 1998, she held various financial positions at Allied Domecq Retailing USA, Kraft General Foods, and Arthur Andersen. Ms. Jamison currently serves on the board of BG Foods and Tractor Supply Corporation (NASDAQ listed), where she is a member of the company’s audit and compensation committees. She has also served on the board of Horizon Organic Holdings, Inc. (NASDAQ listed), where she was a member of the company’s audit and compensation committees.
      Gilbert Melott, Executive Vice President of Operations and People. Mr. Melott has served as the Company’s Vice President of People since December 2001. From December 1995 to November 2001, Mr. Melott was Executive Director of Training and Vice President of People, Process and Education at Bennigan’s. Prior to joining Bennigan’s, Mr. Melott was a Division Director of Human Resources at Sheraton Holding Corporation in Boston, Massachusetts, and spent four years as Divisional Training and Development Manager at TGI Friday’s. Mr. Melott is a nationally recognized expert in generational workplace studies and recipient of Industry of Choice awards for achievement in training and education. Mr. Melott received a

Bachelor of Science degree in Marketing and Organizational Communication from Fordham University in 1985.
      Paul Seidman, Vice President of Food & Beverage. Mr. Seidman was appointed Vice President of Food & Beverage on September 16, 2003. Mr. Seidman has over twenty years of experience in the food service industry. From April 2001 to August 2003, he served as the Senior Vice President of Marketing and Product Development for Bertucci’s Corporation, where he was responsible for the menu engineering efforts that broadened menu appeal and aided in reducing Bertucci’s food cost, and garnered awards for best children’s menu and best wine list. Prior to joining Bertucci’s, Mr. Seidman served as the Senior Vice President of Food & Beverage and Procurement at Brinker International’s largest franchisee, The New England Restaurant Company, from 1996 to April 2001. From 1982 to 1996, Mr. Seidman held similar positions at the Bayport Restaurant Group, La Madeleine and the Club Corporation of America. Mr. Seidman is a graduate of the Culinary Institute of America and received a Bachelor of Science degree in Hotel and Restaurant Management from Florida International University. He is also a member of the Research Chefs Association.
      Patrick Donnellan, Vice President of Business Development. Mr. Donnellan was appointed Vice President of Business Development in November 2004 and was Vice President of Development Strategy from July 2004 to November 2004. Prior to joining the Company, Mr. Donnellan was a principal with the New York office of Booz Allen Hamilton, Inc., where he worked from 1998 to 2004. While with Booz Allen Hamilton, Mr. Donnellan assisted a number of Fortune 500 clients in developing and implementing business strategies, including a fundamental transformation of a consumer products company, a corporate strategy and market strategy for a major aerospace manufacturer, innovation effectiveness and efficiency for consumer goods’ companies, and a sales force restructuring for an electronics manufacturer. He received a MSIA (MBA) from Carnegie Mellon University in 1998 and a BS in Economics from Bates College in 1994.
      William Koziel, Controller. William Koziel was appointed Controller in August 2004. He has over 10 years of executive finance and accounting experience in the retail industry, more than nine of which have been with publicly-traded companies. From January 2002 to July 2004, Mr. Koziel served as Vice President Controller of Galyans Sporting Goods, Inc., a $700 million publicly-traded sporting goods retailer. Prior to joining Galyan’s, Mr. Koziel served as Vice President Controller of Homelife Corporation, a $600 million publicly-traded furniture retailer, from July 1999 to January 2002. From 1998 to June 1999, he served as Vice President Finance for Futorian Furnishings, a $200 million furniture manufacturer. From 1995 to December 1998, Mr. Koziel served as Chief Financial Officer of Evans, Inc., a $150 million publicly-traded specialty retailer. He received a Masters of Business Administration from De Paul University in 1992, and a Bachelor of Science in Accounting from De Paul University in 1980. Mr. Koziel successfully achieved accreditation as a certified public accountant in 1981.
      Vicki J. Baue, General Counsel. Vicki J. Baue was appointed General Counsel on September 23, 2004. From August 1998 to April 2004, Ms. Baue was an associate in the Corporate and Securities practice group in the Chicago, Illinois office of Piper Rudnick, LLP (now DLA Piper Rudnick Gray Cary, LLP), where her practice focused on Mergers and Acquisitions and General Corporate. From 1988 to August 1998, Ms. Baue was employed by Creative Expressions Group, Inc., an international manufacturer and distributor of paper party goods, where she was Director of Process Improvements and responsible for legal affairs and business results from 1997 to 1998, a member of the senior leadership team, and Manager of Customer Services, Credit and Support Services from 1988-1997. Ms. Baue received a J. D. from the University of Indiana in 1997, and a B. S. Degree in Human Resources Management from the University of Alabama in 1980. She was admitted to the Illinois Bar in 1998 and the Indiana Bar in 1997.
      Eli Cohen, Director. Mr. Cohen has been a director of the Company since January 2004. Mr. Cohen has also been employed by ZBI Equities, LLC, an investment firm based in New York and an affiliate of ZAM Holdings, L.P., the Company’s largest stockholder, since April 2002. From May 2000 to April 2002, Mr. Cohen was with Accel Partners, a venture capital firm based in Palo Alto, California. Prior thereto, Mr. Cohen was employed at ZBI Equities, LLC from August 1998 to May 2000 and worked at Bain & Company, a management consultancy, from July 1994 to September 1995. Mr. Cohen also researched and co-authored The Leadership Engine, a book published by HarperCollins, and co-founded Tichy Cohen

Associates, a consulting firm focused on leadership development, from September 1995 to August 1998. Mr. Cohen graduated from The University of Michigan with a degree in economics.
      Mark Demilio, Director. Mr. Demilio has been a director of the Company since April 2004. Since October 2001, Mr. Demilio has served as Executive Vice President and Chief Financial Officer of Magellan Health Services, Inc., a $1.5 billion publicly-traded managed behavioral healthcare company that manages the delivery of behavioral healthcare treatment services that are provided through its contracted network of third-party treatment providers. He served as Executive Vice President, General Counsel of that company from July 1999 to December 2000 and as Executive Vice President, Finance and Legal from December 2000 to October 2001. Prior to joining Magellan Health Services, Inc., Mr. Demilio was with Youth Services International, Inc., a publicly traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 to June 1998 and Chief Financial Officer from June 1998 to March 1999. Prior thereto, Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio has also been a financial analyst for BlueCross BlueShield of Maryland (now, CareFirst) and a certified public accountant with Arthur Andersen. Mr. Demilio holds a Juris Doctor degree from the University of Maryland School of Law and a Bachelor’s of Science degree in accounting from Villanova University.
      Terry Diamond, Director. Mr. Diamond, a director of the Company since February 2001, has served as Chairman of Talon Asset Management, Inc. since 1994. Talon Asset Management, Inc. is an investment management firm which manages individual investment advisory accounts and operates hedge funds and a private equity fund. Mr. Diamond has acted as a consultant and board member to many private, public and philanthropic organizations. Mr. Diamond received a Bachelor of Science degree from the University of Michigan in 1960 and a Juris Doctor degree from the University of Chicago Law School in 1963.
      Creed L. Ford, III, Director. Mr. Ford has been a director of the Company since March 1997. Mr. Ford has been Chairman and Co-Chief Executive Officer of Fired Up, Inc., the parent company of Johnny Carino’s Country Italian restaurants and Gumbo’s Louisiana Style I, since 1997, and the President of Ford Restaurant Group, a Chili’s Grill & Bar franchisee, since 1997. From 1976 through 1997, Mr. Ford served in various capacities, including Chief Operating Officer and Director, at Brinker International, Inc. As Chief Operating Officer and Director, Mr. Ford oversaw all operations at Brinker for all of its restaurant concepts. Mr. Ford serves on the boards of Rudy’s BBQ, Texas Restaurant Association Education Foundation, Texas A&M Center of Entrepreneurship, and Fired Up, Inc.
      Edna Morris, Director. Ms. Morris has been a director of the Company since April 2004. Ms. Morris also began serving as a member of the board of directors and the compensation committee of Tractor Supply Corporation, a publicly-traded company, in January 2004. From April 2002 to September 2003, Ms. Morris served as President of Red Lobster, a $2.3 billion, 675 unit casual dining seafood restaurant company (part of Darden Restaurants, a publicly-traded company). Prior to becoming the President, Ms. Morris was the Executive Vice President of Operations from December 1998 to April 2002. From 1974 through l993, Ms. Morris served in various Human Resources capacities with Cummins Engine Company and in the restaurant industry, including Executive Vice President of Human Resources and Corporate Affairs at Advantica Restaurant Group. During that time, she was President of Quincy’s Family Steakhouse and led the development of a chef driven restaurant prototype. Ms. Morris is the founding President of the Women’s Foodservice Forum and serves on the Boards of the Culinary Institute of America and Tractor Supply Company. She is a Phi Beta Kappa graduate of the University of South Carolina.
      Garry Stock, Director. Mr. Stock has been a director of the Company since April 2004. From 1986 to the present, Mr. Stock has been the principal and Chief Executive Officer of Garry Stock & Company, which provides advisory services to corporations based in Australia and, since 1995, in Israel. Mr. Stock has also been a director of Garry Stock Ltd. in Israel from 1994 to the present. In addition, Mr. Stock is currently the Executive Chairman of James Richardson Duty Free, the major duty free retailer in Israel’s Tel Aviv Ben Gurion Airport and serves as a consultant and board member to many private business and philanthropic organizations, including LJCB Investment Group (one of Australia’s leading private investment houses).

From 1968 through 1986, Mr. Stock served in various senior executive capacities in the Australian business community with a strong emphasis on department store and specialty chain retailing and on consumer marketing. Mr. Stock received a Bachelor of Economics degree from Monash University in 1964 and a Masters in Business Administration from Melbourne University in 1967.

REPORT OF THE AUDIT COMMITTEE
      The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which will be reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three independent directors.
      The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.
      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics and (iii) the Company’s auditing, accounting and financial reporting processes generally.
      Management is responsible for the preparation and integrity of the Company’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee has met and held discussions with management and the independent registered public accounting firm.
      To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with Cosi management and the independent registered public accounting firm Cosi’s consolidated financial statements for the fiscal year ended January 3, 2005.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with generally accepted accounting principles.

•	We discussed with the independent registered public accounting firm the matters that Statement of Auditing Standards No. 61 and 90, rules of the Securities and Exchange Commission, and other standards require them to discuss with us, including matters related to the conduct of the audit of Cosi’s consolidated financial statements.

•	We received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board No. 1 relating to their independence from Cosi, and we have discussed with BDO Seidman, LLP, their independence from Cosi.

•	We considered whether BDO Seidman, LLP’s, provision of non-audit services to Cosi is compatible with maintaining their independence from Cosi.
      Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2005.

Respectfully submitted,
The Audit Committee

Mark Demilio
Creed L. Ford, III
Garry Stock

EXECUTIVE COMPENSATION
      The following table sets forth certain summary information concerning compensation paid during 2004 by the Company to or on behalf of all individuals serving as the Company’s Chief Executive Officer during 2004 and to each of the Company’s four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of January 3, 2005.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities	All Other
		Salary	Bonus		Underlying	Compensation
Name and Principal Position	Year	($)	($)		Options/SARs (#)	($)

William D. Forrest	2004	297,500	350,000	(1)	546,590	—
Executive Chairman	2003	—	—		—	—
	2002	—	—		—	—
Kevin Armstrong	2004	299,997	195,000	(1)	196,590	—
President and Chief	2003	133,915	—		900,000	—
Executive Officer	2002	—	—		—	—
Cynthia T. Jamison	2004	97,116	—		326,378	—
Chief Financial Officer	2003	—	—		—	—
	2002	—	—		—	—
Gilbert Melott	2004	257,119	—		84,252	—
Executive Vice President of	2003	190,991	—		50,000	—
Operations and People	2002	189,465	—		48,574	—
Paul Seidman	2004	184,615	—		124,252	—
Vice President of	2003	—	—		—	—
Food and Beverage	2002	—	—		—	—
Jonathan (Jay) Wainwright, Jr.	2004	173,654	—		—	—
Vice President of	2003	240,477	75,000		—	—
Concept Development	2002	168,269	68,700		—	—

(1)	Bonus earned in fiscal year 2004 and paid in February 2005

STOCK OPTION GRANTS AND EXERCISES DURING THE LAST FISCAL YEAR
      The following table sets forth information concerning stock option grants made during fiscal 2004 to the executive officers named in the “Summary Compensation Table.” This information is for illustration purposes only and is not intended to predict the future price of the common stock. The actual future value of the options will depend on the market value of the common stock.
STOCK OPTION GRANTS IN FISCAL YEAR 2004

	Individual Grants					Potential Realizable Value
						at Assumed Annual Rates of
	Number of		Percent of Total			Price Appreciation for
	Securities		Options Granted			Option Term
	Underlying		to Employees in	Exercise Price	Expiration
Name	Options Granted		Fiscal Year	($/SH)	Date	5% ($)	10% ($)

Kevin Armstrong	65,530	(1)	4.3%	$4.53	7/26/2014	$483,539	$769,955
	65,530	(2)	4.3%	$4.74	8/11/2014	505,955	805,648
	65,530	(3)	4.3%	$6.05	12/31/2014	645,786	1,028,306
William D. Forrest	350,000	(4)	23.1%	$2.85	2/9/2014	1,624,822	2,587,258
	65,530	(1)	4.3%	$4.53	7/26/2014	483,539	769,955
	65,530	(2)	4.3%	$4.74	8/11/2014	505,955	805,648
	65,530	(3)	4.3%	$6.05	12/31/2014	645,786	1,028,306
Cynthia T. Jamison	42,126	(1)	2.8%	$4.53	7/26/2014	310,843	494,966
	42,126	(2)	2.8%	$4.74	8/11/2014	325,253	517,911
	200,000	(5)	13.2%	$5.73	7/7/2014	1,866,713	2,972,429
	42,126	(3)	2.8%	$6.05	12/31/2014	415,144	661,047
Gilbert Melott	28,084	(1)	1.9%	$4.53	7/26/2014	207,229	329,977
	28,084	(2)	1.9%	$4.74	8/11/2014	216,835	345,274
	28,084	(3)	1.9%	$6.05	12/31/2014	276,763	440,698
Paul Seidman	28,084	(1)	1.9%	$4.53	7/26/2014	207,229	329,977
	28,084	(2)	1.9%	$4.74	8/11/2014	216,835	345,274
	40,000	(6)	2.6%	$4.94	8/6/2014	321,870	512,524
	28,084	(3)	1.9%	$6.05	12/31/2014	276,763	440,698

(1)	Options granted on July 26, 2004

(2)	Options granted on August 11, 2004

(3)	Options granted on December 31, 2004

(4)	Options granted on February 9, 2004

(5)	Options granted on July 7, 2004

(6)	Options granted on August 6, 2004

      The following table sets forth certain summary information concerning exercised and unexercised options to purchase Cosi’s common stock held by the executive officers named in the “Summary Compensation Table” as of January 3, 2005.
STOCK OPTION EXERCISES IN FISCAL YEAR
2004 AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The Money Options at
		Value	January 3, 2005 (#)		January 3, 2005 ($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William D. Forrest	—	—	182,291	364,299	590,623	736,691
Kevin Armstrong	—	—	450,000	646,590	1,944,000	2,137,314
Cynthia Jamison	—	—	50,000	276,378	18,000	178,272
Gilbert Melott	—	—	52,859	129,967	204,850	267,536
Paul Seidman	—	—	12,000	172,252	48,140	321,408
Jonathan (Jay) Wainwright, Jr.	—	—	441,858	—	1,749,455	—
Equity Compensation Plan Information
      The following table sets forth certain information as of January 3, 2005, with respect to the Company’s equity compensation plans under which shares of the Company’s common stock may be issued.
EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by stockholders	5,256,950	$5.26	4,014,589
Equity compensation plans not approved by stockholders	None	None	None

Total	5,256,950	$5.26	4,014,589

Stock Option Plans

Amended and Restated Cosi, Inc. Stock Incentive Plan
      A total of 8,900,000 shares of common stock have been reserved for issuance under the Amended and Restated Cosi, Inc. Stock Incentive Plan. Shares subject to any unexercised options granted under the plan that have expired or terminated become available for issuance again under the plan. The plan provides for discretionary grants of incentive stock options, non-qualified stock options and stock appreciation rights (“SARs”) to the Company’s employees and consultants. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for a non-qualified stock option may not be less than 85% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock may not be less than 110% of the fair market value of a share of common stock on the grant date. The aggregate fair market value, determined on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time during any calendar year under all Cosi plans may not exceed $100,000. The Compensation Committee has full discretion to administer and interpret the plan, to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine the persons eligible to receive options or SARs, the time or times at which the options or SARs may be exercised and whether all of the options or SARs may be exercised at one time or in increments.
      The Company may elect at any time to cancel any option or SAR granted under the plan and, in the case of an option, pay the holder of such option the excess of the fair market value of the shares subject to the option as of the date of such election to cancel over the exercise price set forth in the particular grant agreement, or, in the case of an SAR, the value of the SAR as of the date of such election. The Company also may elect at any time to convert any option granted under the plan to an SAR.
      If the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (described in Proposal III and attached hereto as Exhibit C) is approved by the stockholders, no further grants will be made under this plan after May 1, 2005.

1996 Cosi Sandwich Bar, Inc. Incentive Stock Option Plan
      As of March 28, 2005, options to purchase approximately 335,164 shares of common stock are outstanding under the Cosi Sandwich Bar, Inc. Incentive Stock Option Plan. Shares subject to any unexercised options granted under the plan that have expired or terminated become available for issuance again under the plan. No stock options may be granted under the plan after October 1, 2001. The Cosi Sandwich Bar, Inc. Incentive Stock Plan provides for discretionary grants of incentive stock options to certain key employees. The exercise price per share for an option may not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock may not be less than 110% of the fair market value of a share of common stock on the grant date. To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under this plan and all of the Company’s other incentive stock option plans or those of its subsidiaries) exceeds $100,000, such incentive stock option shall be treated as options that are not incentive stock options. In the event that an optionee’s employment is terminated by the Company, other than for cause, such optionee may exercise any exercisable options under the plan for a period of 30 days. In the event that an optionee’s employment is terminated by reason of death, such optionee may exercise any exercisable options under the plan for a period of six months. In the event that an optionee’s employment is terminated by the Company for cause, all options held by such optionee are immediately cancelled and the Company may require such optionee to sell to it, at a sales price equal to the lesser of the exercise price and the fair market value of the underlying shares, all shares owned by the optionee that were acquired pursuant to this plan. The Cosi Sandwich Bar, Inc. Incentive Stock Option Plan is administered and interpreted by the Board of Directors.

Amended and Restated Cosi, Inc. Non-Employee Director Stock Option Plan
      A total of 250,000 shares of common stock have been reserved for issuance under the Amended and Restated Cosi, Inc. Non-Employee Director Stock Option Plan. Shares subject to unexercised options granted under the plan that have expired or terminated become available for issuance again under the plan. The Amended and Restated Cosi, Inc. Non-Employee Director Stock Option Plan, as approved at the 2004 Annual Meeting of Stockholders, provides for (i) automatic and non-discretionary grants of shares of common stock to non-employee directors, (ii) grants of non-qualified stock options to non-employee directors and (iii) grants of stock appreciation rights (“SARs”) to non-employee directors. On the date of each annual meeting of the Company’s stockholders, each non-employee director shall receive a number of shares of common stock equal to (x) $25,000 divided by (y) the market price of the Company’s common stock as of the date of grant. The Board of Directors has the discretionary authority to determine the eligibility of non-employee directors to receive stock options and SARs, the time or times at which the options or SARs may be exercised and whether all of the options or SARs may be exercised at one time or in increments; provided, however, that the purchase price of shares subject to a non-qualified stock option shall not be less than 85% of the fair market value of a share of common stock on the grant date. The Board of Directors does not have the authority, discretion or power to select the Directors who will receive shares of common stock or determine the terms of the awards of shares of common stock to be granted pursuant to the plan, the number of shares of common stock to be issued thereunder or the time at which such awards of shares of common stock are to be granted. Each optionee under the plan may exercise any unexpired options or SARs following a change in control of Cosi, a sale of substantially all of the assets of Cosi or shareholder approval of the dissolution of Cosi. After stockholder approval was obtained for the Amended & Restated Cosi, Inc. Non-Employee Director Stock Option Plan, 22,240 shares of common stock were granted during 2004 to non-employee directors pursuant to the plan.

Employee Stock Purchase Plan
      The purpose of the Employee Stock Purchase Plan is to provide employees with an opportunity to purchase the Company’s shares through accumulated payroll deductions. The plan provides for the grant of stock options to eligible employees. Each employee will be eligible to participate in the plan commencing on the first day of the offering period (as described below) occurring on or after the date on which the employee has been employed by the Company for six months. The plan is administered by the Compensation Committee.
      A total of 500,000 shares of common stock are authorized for issuance under the plan. Any eligible employee may elect to participate in the plan by authorizing the Compensation Committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the Compensation Committee. The employee may designate the amount of the payroll deduction in whole percentages, up to 10% of the employee’s compensation for each payroll period in an offering period. In no event will an employee be granted an option under the plan that would permit an employee to purchase shares of common stock under the plan, to the extent that, immediately after the grant, such employee (i) would own common stock and/or hold options to purchase common stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock or (ii) has the right to purchase common stock during any calendar year having a fair market value in excess of $25,000. Options are granted at two six-month offering periods in each calendar year. The date of grant and the date of exercise for the first option period under the plan in a given calendar year will be January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period will be July 1 and December 31, respectively. As of March 28, 2005, no options have been granted under this plan. The price of stock purchased under the plan will be an amount equal to the lesser of 85% of the fair market value of the stock on the date of purchase or on the date of commencement of the applicable offering period.
Executive Contracts and Change-in-Control and Other Arrangements
      Employment Agreement with William D. Forrest. On June 26, 2003, the Company entered into an employment agreement with Mr. Forrest. Pursuant to the employment agreement, Mr. Forrest will serve as Executive Chairman for three years ending on March 31, 2006. In consideration for Mr. Forrest serving as Executive Chairman, on June 26, 2003, the Company issued 1,156,407 shares of authorized but unissued common stock, representing 5% of the Company’s outstanding common stock on a fully diluted basis (assuming all outstanding options and warrants are exercised). Pursuant to his employment agreement and the December 29, 2003 completion of the rights offering, the Company issued an additional 523,546 shares to Mr. Forrest such that Mr. Forrest’s ownership of the Company, on a fully diluted basis, remained at 5%. Mr. Forrest’s rights in the shares vest as follows: (i) 25% of the shares vested upon issuance, (ii) 25% of the shares vested on April 1, 2004 and (iii) on the last day of each month, commencing with April 2004 and ending with March 2006, 2.08% of the shares will vest, and an additional .08% of the shares will vest on March 31, 2006, provided that at the end of each month, the employment agreement is still in effect. The Company has also entered into an addendum to Mr. Forrest’s employment agreement, dated as of February 9, 2004, in consideration of Mr. Forrest’s agreement to devote his full time efforts to his duties as Executive Chairman. Pursuant to the addendum, the Company will pay Mr. Forrest an annual salary of $350,000. He will also have the ability to earn a bonus of up to 100% of his base salary. In addition, Mr. Forrest received a grant of options to purchase 350,000 shares of common stock at an exercise price of $2.85. The options vest as follows: (i) 25% vested immediately upon grant, (ii) 25% with will vest on February 9, 2005 and (iii) on the last day of each month, commencing February 2005 and ending with December 2006, 2.083% of the options will vest, and on January 31, 2007, 2.081% will vest, provided that at the end of each month, the employment agreement is still in effect. Mr. Forrest may also receive an additional grant of options to purchase 381,000 shares of common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant, subject to certain terms and conditions of the addendum to Mr. Forrest’s employment agreement. All shares from the employment agreement and all options from the addendum that are not vested will fully vest upon the termination of the employment agreement by Cosi without cause (as defined in the employment agreement), or upon a change of control (as defined in the employment agreement). If Mr. Forrest is terminated by Cosi for cause (as defined in the employment agreement), all unvested shares will be forfeited. Mr. Forrest agreed that, during the term of the employment agreement and for a period of 12 months thereafter, he will not compete with the Company or solicit its employees.
      Employment Agreement with Kevin Armstrong. On July 7, 2003, the Company entered into an at-will employment agreement with Kevin Armstrong. Pursuant to the terms of his employment letter, Mr. Armstrong will serve as President, Chief Executive Officer and a Director. The Company will pay Mr. Armstrong an annual salary of $300,000. He will also have the ability to earn a bonus of up to 65% of his base salary. In addition, the Company contributed approximately $77,129 towards his relocation expenses in February 2004, and the Company will reimburse him for all travel expenses.
      Upon the commencement of his employment, Mr. Armstrong received an initial grant of options to purchase 900,000 shares of our common stock at an exercise price equal to $1.77 per share. The options vest as follows: (i) 25% vested immediately upon grant and (ii) 25% will vest upon each anniversary of Mr. Armstrong’s employment for the next three years; provided, however, that the options and any others granted in the future will vest and become immediately exercisable in full upon a change of control (as defined in the agreement).
      Mr. Armstrong is entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. In addition, Mr. Armstrong may participate in the Company’s 401(k) retirement plan and the Company will match his contributions at 25% up to 4% of his base salary.
      Mr. Armstrong’s agreement also provides for customary non-compete and non-solicitation arrangements. The Company will pay Mr. Armstrong 12 months severance if the Company terminates his employment.
      Employment Agreement with Cynthia T. Jamison. On July 7, 2004, the Company entered into an at-will employment agreement with Cynthia Jamison. Pursuant to the terms of her employment letter, Ms. Jamison will serve as Chief Financial Officer and will be paid a base salary of $250,000, and she will also be eligible to receive a performance bonus of 40% of her base salary based on the attainment of mutually agreed upon performance levels. In addition to the above compensation, the Company will reimburse her for all travel expenses.
      Upon commencement of her employment, Ms. Jamison received an initial grant of options to purchase 200,000 shares of our common stock at an exercise price equal to $5.73 per share. The options will vest as follows: (i) 25% vested immediately upon grant and (ii) 25% will vest upon each anniversary of Ms. Jamison’s employment for the next three years; provided, however, that the options and any others granted in the future will vest and become immediately exercisable in full upon a change of control (as defined in the agreement).
      Ms. Jamison is entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. In addition, Ms. Jamison may participate in the Company’s 401(k) retirement plan and the Company will match her contributions at 25% up to 4% of her base salary.
      Ms. Jamison’s agreement also provides for customary non-compete and non-solicitation arrangements. Ms. Jamison’s employment may be terminated by either party at any time for any reason.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the compensation levels of the executive officers of the Company. The Compensation Committee also administers the Company’s equity compensation plans (the “Plans”) and determines awards to be made under the Plans to the Company’s directors, executive officers and to other eligible employees.
      The Compensation Committee held five meetings in fiscal 2004. The following Compensation Committee Report describes the considerations that have guided, or will guide, the Compensation Committee in assessing executive compensation.

Philosophy
      The goal of the Compensation Committee is to provide competitive levels of compensation that integrate pay with the Company’s short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement. It is anticipated that these policies will help the Company to continue to attract and retain quality personnel and thereby enhance the Company’s long-term profitability and share value.
      The Company currently pays its executives relative to restaurant industry levels. The Company also targets its equity compensation to be comparable to the restaurant industry, as the Board believes that this is a good method to provide incentives to executives. The Compensation Committee believes this provides the executives with significant incentives to deliver on near term milestones that are important to the Company, as well as align interests of management with interests of stockholders.

Base Compensation
      The base salaries of the Company’s executive officers are based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. An executive’s base salary will be determined after an assessment of his or her sustained performance, current salary in relation to the executive’s job responsibilities and his or her experience and potential for advancement. In establishing base salaries for the Company’s executive officers, the Compensation Committee may consider several additional factors, including: (i) industry compensation trends, (ii) restaurant industry and job-specific skills and knowledge, (iii) historical and expected contributions to the Company’s performance and (iv) level, complexity, breadth and difficulty of duties.

Bonus Program
      Eligible executive officers of the Company may also be awarded bonuses for achieving certain performance levels. These bonuses are based on various quantitative and qualitative performance criteria for these executive officers and are designed to attract and retain qualified individuals and also encourage them to meet the Company’s desired performance goals.

Stock Options, Stock Appreciation Rights and Common Stock
      The Company provides long-term executive compensation incentives that may be in the form of stock option awards, stock appreciation rights and common stock to more closely align the interests of management with the Company’s stockholders. The Compensation Committee believes that grants of stock option awards, stock appreciation rights and common stock are an effective means of advancing the long-term interests of the Company’s stockholders by integrating executive compensation with the long-term value of the Company’s common stock. Awards of stock options are granted at the prevailing market price on the date of grant and are valuable to executives only if the Company’s common stock appreciates.

Other Plans
      The Company’s officers are eligible to participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its executive officers.

Chief Executive Officer and Executive Chairman
      The Compensation Committee annually reviews and approves corporate goals and objectives relevant to Executive Chairman and CEO compensation, evaluates the Executive Chairman’s and CEO’s performance in light of those goals and objectives, and recommends to the Board the Executive Chairman’s and CEO’s compensation levels based on this evaluation. The Executive Chairman and CEO each receive a base cash salary and a target bonus. The target bonus is dependent upon (i) the Company meeting its objectives and (ii) the Executive Chairman and CEO meeting any specific objectives set out by the Board for such executives, respectively.
      The Company has entered into an agreement with Kevin Armstrong, in which he has agreed to serve as Chief Executive Officer. Pursuant to this employment agreement, Mr. Armstrong earned annual compensation of $300,000 and has the ability to earn a bonus of up to 65% of his base salary. Mr. Armstrong received a cash bonus for 2004 of $195,000. In addition, Mr. Armstrong was granted options to purchase 196,590 shares of common stock.
      The company has entered into an employment agreement with William Forrest, in which he has agreed to serve as Executive Chairman. The Company has entered into an addendum to Mr. Forrest’s employment agreement, dated as of February 9, 2004, pursuant to which Mr. Forrest earns annual compensation of $350,000. Mr. Forrest also has the ability to earn a bonus of up to 100% of his base salary. Mr. Forrest received a cash bonus for 2004 of $350,000. In addition, Mr. Forrest was granted options to purchase 350,000 shares of common stock, subject to the terms and conditions of the addendum to his employment agreement and was granted additional options to purchase 196,590 shares of common stock.
      For the year 2004, the Compensation Committee and Board of Directors paid bonuses based on the strength of the new management team and the progress made to position the Company for future growth.
      In determining the fairness and adequacy of compensation for Messrs. Armstrong and Forrest, the Compensation Committee considers the Company’s actual financial performance as well as Messrs. Armstrong’s and Forrest’s qualifications, background and prior industry experience. Other factors that guide the Compensation Committee are Messrs. Armstrong’s and Forrest’s ability to lead the Company through its period of management transition, their expected ability to lead the company through its next stage of development, and the level of compensation of senior executives in similar capacities at other companies within the restaurant industry.

Conclusion
      The Compensation Committee believes that the Company’s Compensation Policies are strongly linked to the Company’s performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company’s Compensation Policies and plans to ensure that they are appropriately configured to align the interests of officers and stockholders and that the Company can attract, motivate and retain talented management personnel.

Respectfully submitted,
The Compensation Committee

Edna Morris, Chairperson
Eli Cohen
Terry Diamond

PERFORMANCE GRAPH
      Set forth below is a graph comparing the cumulative total stockholder return on Cosi’s common stock with the NASDAQ Composite Index and the Standard & Poor’s Small Cap Restaurant Index for the period covering COSI’s initial public offering on November 22, 2002, through the end of Cosi’s 2004 fiscal year on January 3, 2005. The Company’s common stock trades on the NASDAQ National Market under the symbol “COSI.” The graph assumes an investment of $100.00 made at the opening of trading on November 22, 2002, in (i) Cosi’s common stock, (ii) the stocks comprising the NASDAQ Composite Index and (iii) stocks comprising the Standard & Poor’s Small Cap Restaurant Index.
CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

		NASDAQ	S&P Small Cap
Date	Cosi	Composite Index	Restaurant Index

November 22, 2002	100	100	100
January 3, 2005	80.13	146.53	153.63
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      On August 5, 2003, the Company entered into an Investment Agreement with Eric J. Gleacher, Charles G. Phillips, LJCB Nominees Pty. Ltd. (a large shareholder), and ZAM Holdings, L.P. In January 2004, pursuant to the Investment Agreement, LJCB Nominees Pty. Ltd. purchased 683,963 shares of common stock for approximately $1.0 million in January 2004.
      A partner of Cadwalader, Wickersham & Taft LLP is formerly the owner of less than 0.5% of the Company’s equity securities and the father of Jonathan (Jay) Wainwright, Jr., a former director of the Company and formerly the Company’s interim President and Chief Executive Officer and Vice President of Concept Development. Cadwalader, Wickersham & Taft LLP has acted as the Company’s outside legal counsel since October 1999. Cadwalader, Wickersham & Taft LLP provides legal services on behalf of the Company, for which the firm was paid approximately $946,176 for the fiscal year 2004.
CERTAIN LEGAL PROCEEDINGS
      On February 5, 2003, a purported shareholder class action complaint was filed in the United States District Court for the Southern District of New York (the “Court”), alleging that the Company and various of its officers and directors and the underwriter of the Company’s Initial Public Offering (“IPO”) violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, by misstating, and by failing to disclose, certain financial and other business information (Sheel Mohnot v. Cosi, Inc., et al., No. 03 CV 812). At least eight additional class action complaints with substantially similar allegations were later filed. These actions have been consolidated in In re Cosi, Inc. Securities Litigation (collectively, the “Securities Act Litigation”). On July 7, 2003, lead plaintiffs filed a Consolidated Amended Complaint, alleging on behalf of a purported class of purchasers of the Company’s stock allegedly traceable to its November 22, 2002 IPO, that at the time of the IPO, the Company’s offering materials failed to disclose that the funds raised through the IPO would be insufficient to implement the Company’s expansion plan; that it was improbable that the Company would be able to open 53 to 59 new stores in 2003; that at the time of the IPO, the Company had negative working capital and therefore did not have available working capital to repay certain debts; and that the principal purpose for going forward with the IPO was to repay certain existing shareholders and members of the Board of Directors for certain debts and to operate the Company’s existing restaurants.
      The plaintiffs in the Securities Act Litigation generally seek to recover recessionary damages, expert fees, attorneys’ fees, costs of Court and pre-and post-judgment interest. Based on the allegations set forth in complaint, we believe that the amount of recessionary damages that could be awarded to the plaintiffs, if a judgment is rendered against us, would not exceed $24 million. In addition, the underwriter is seeking indemnification from us for any damages assessed in the Securities Act Litigation.
      On August 22, 2003, lead plaintiffs filed a Second Consolidated Amended Complaint, which was substantially similar to the Consolidated Amended Complaint. On September 22, 2003, we filed motions to dismiss the Second Consolidated Amended Complaint in the Securities Act Litigation. Plaintiffs filed their opposition to our motions to dismiss on October 23, 2003. We filed reply briefs on November 12, 2003.
      On July 30, 2004, the Court granted plaintiffs permission to replead their complaint against us. On September 10, 2004, plaintiffs filed their Third Consolidated Amended Complaint. Plaintiffs abandoned their claim that we misled investors about our ability to execute our growth plans. Instead, plaintiffs claim that our offering materials failed to disclose that, at the time of the IPO, we were researching the possibility of franchising our restaurants. On October 12, 2004, we filed a motion to dismiss plaintiffs’ Third Consolidated Amended Complaint.
      On November 19, 2004, plaintiffs filed their opposition to our motion to dismiss. On January 11, 2005, we filed a reply brief in further support of our motion to dismiss plaintiffs’ Third Consolidated Amended Complaint. We have requested that the court hear an oral argument on the matter. If our request for oral argument is granted, the judge will take the arguments under submission. We have no way of predicting when the judge will issue a ruling on the case.
      We cannot predict the outcome of these lawsuits. It is possible that we may be required to pay substantial damages or settlement costs in excess of our insurance coverage, which could have a material adverse effect on our financial condition or results of operations. We could also incur substantial legal costs, and management’s attention and resources could be diverted from our business.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cosi’s directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of Cosi’s common stock and other equity securities with the SEC and the NASDAQ National Market. Directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Cosi believes that during fiscal 2004, Cosi’s directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, other than late filing of Forms 3 and 4 by each of the following individuals: William D. Forrest (three Form 4s), Kevin Armstrong (two Form 4s), Cynthia T. Jamison (two Form 4s), Gilbert Melott (Form 3 and two Form 4s), Paul Seidman (Form 3 and four Form 4s), Vicki Baue (Form 3), William Koziel (Form 3 and two Form 4s), Peter Lucas (Form 3 and one Form 4), Terry See (Form 3 and

one Form 4), Joseph Vetrano (Form 3), Terry Diamond (Form 3 and two Form 4s), Edna Morris (Form 3), Garry Stock (Form 3), Mark Demilio (Form 3), and David Winkel (Form 3).
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee makes all compensation decisions. The current members of the Compensation Committee are Ms. Morris and Messrs. Cohen and Diamond. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

II.	RATIFICATION OF AUDITORS
      The Board of Directors has appointed the firm of BDO Seidman, LLP, to be the Company’s independent registered public accounting firm for the fiscal year ended January 2, 2006, and recommends to stockholders that they vote for ratification of that appointment.
      BDO Seidman, LLP, has served in this capacity since August 11, 2004. A representative of BDO Seidman, LLP, will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.
      The appointment of the independent registered public accounting firm is approved annually by the Audit Committee of the Board of Directors of Cosi and subsequently submitted to the stockholders for ratification. The Audit Committee reviews and approves in advance the scope of the audit, the types of non-audit services that Cosi will need and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the accountants.
      Before making its recommendation to the Board of Directors for appointment of BDO Seidman, LLP, the Audit Committee carefully considered that firm’s qualifications as independent registered public accounting firm for the Company, which included a review of BDO Seidman, LLP’s, performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with BDO Seidman, LLP, in these respects.
      The Board of Directors recommends a vote “FOR” ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2006.
Change of Auditors
      On June 11, 2004, Ernst & Young LLP (“Ernst & Young”) delivered a letter to the Company confirming that it would resign as the Company’s auditor after Ernst & Young’s SAS 100 review of the Company’s financial statements for the quarter ending June 28, 2004. On August 11, 2004, Ernst & Young completed its review of the Company’s Form 10-Q for the quarter ended June 28, 2004 and Ernst & Young’s resignation became effective.
      The reports of Ernst & Young on the Company’s financial statements for the years ended December 30, 2002 and December 29, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
      In connection with the audits of the Company’s financial statements for the years ended December 30, 2002 and December 29, 2003 and through August 11, 2004, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in its report on the Company’s financial statements for such years.
      No reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 30, 2002 and December 29, 2003 and through August 11, 2004 except that in connection with the completion of the year-end audit, Ernst & Young advised the Company and the Audit Committee that they noted certain matters considered to be significant deficiencies in the design or operation of the Company’s internal controls that, in their judgment, could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of management in the consolidated financial statements. Specifically, Ernst & Young recommended that the Company ensure the timely preparation of accounting reconciliations and analyses, specifically accruals and prepaid assets, and related timely review thereof. Ernst & Young specifically advised the Company and the Audit Committee that none of these conditions are believed to be material weaknesses in the design or operation of the Company’s internal controls.
      Ernst & Young’s observations arose from (1) an error in a formula in a spreadsheet that the Company used to keep track of prepaid insurance and (2) the fact that the Company had not yet performed certain year-end account reconciliations specifically related to accruals and prepaid assets by the time Ernst & Young first began their work for the year-end audit in January.
      In January 2004, Ernst & Young discovered an error in a formula in a spreadsheet that the Company used to keep track of prepaid insurance. This formula was fixed immediately after Ernst & Young reported the discovery of the error to the Company. The information that resulted from the corrected formula increased the Company’s net loss by $170,242.
      When Ernst & Young first began their work for the year-end audit in mid January 2004, they noted that the Company had not yet performed certain year-end account reconciliations and analyses specifically related to accruals and prepaid assets. The Company had completed a rights offering on December 29, 2003, was in the process of finalizing its uniform franchising offering circular and was orienting an entirely new management team to their first year-end closing of the Company’s books. As a result of the foregoing, the Company completed its year-end account reconciliations and related analyses in February 2004.
      Even though the Company completed the fourth quarter account reconciliations and related analyses in ample time to comply with the Commission’s filing timelines, Ernst & Young suggested that management should have completed the account reconciliations and related analyses earlier. With respect to the Company’s filings for the first fiscal quarter of 2004, the Company believes that it has improved the timely preparation and review of account reconciliations and analyses.
      The Company was advised by Ernst & Young that the formula error described above and their belief that the fourth quarter account reconciliations and related analyses should have been completed earlier were the only reportable conditions that Ernst & Young observed in the design or operation of the Company’s internal controls.
      The Company’s Audit Committee discussed the above subject matter with Ernst & Young in March 2004 and believes that it took the necessary steps to correct the deficiencies, as of the first quarter 2004, by requiring an additional person to review the type of spreadsheet referred to above and requiring management to complete account reconciliations and analyses as soon as possible in advance of the independent registered public accounting firm’s outside auditors review thereof.
      The Company provided Ernst & Young with a copy of this disclosure prior to its initial filing with the Securities and Exchange Commission. The Company received a letter from Ernst & Young addressed to the Securities and Exchange Commission stating that it agreed with the above statements.
      On August 11, 2004, the Audit Committee engaged BDO Seidman, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2005.
      During the Company’s two most recent fiscal years and the subsequent interim period through and including August 11, 2004, the Company did not consult with BDO Seidman, LLP, regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

INDEPENDENT AUDITORS
Audit and Non-Audit Fees
      The following table presents the aggregate fees billed for professional services rendered by BDO Seidman, LLP, in fiscal 2004 and by Ernst & Young in fiscal 2004 and 2003. Other than as set forth below, no professional services were rendered or fees billed by BDO Seidman, LLP, or by Ernst & Young, LLP, during fiscal 2003 or 2004.

				Fiscal Year
	Fiscal Year 2004			2003

	BDO			Ernst &
	Seidman,	Ernst &		Young LLP
	LLP	Young LLP	Total	Total

Audit Fees(1)	$309,660	$248,500	$558,160	$629,000
Audit-Related Fees	—	—	—	—
Tax Fees(2)	—	30,000	30,000	40,000
All Other Fees	—	—	—	—

Total	$309,660	$278,500	$588,160	$669,000

(1)	Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements and the reviews of the quarterly financial statements. This category also includes fees for work related to the requirements of Section 404 of the Sarbanes Oxley Act, fees for issuance of comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	Tax fees consist of fees for services rendered to the Company for tax compliance.
Pre-Approved Services
      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, internal-control related services, tax services and other services.
      Prior to engagement of the independent registered public accounting firm, the Committee shall pre-approve all audit services and all permitted non-audit services (including the estimated fees), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(b) of the Securities Exchange Act of 1934, as amended. The Audit Committee also specifically pre-approves any engagement of the independent registered public accounting firm to provide internal-control related services.
      Prior to engaging BDO Seidman, LLP, to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of BDO Seidman, LLP’s, independence in the conduct of its auditing services.
      The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
      Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.
      1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.
      2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
      3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.
      4. Other Services are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent registered public accounting firm.
      Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.	APPROVAL OF THE COSI, INC. 2005 OMNIBUS LONG-TERM INCENTIVE PLAN
General
      The Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) will become effective as of May 2, 2005 and remain in effect for a term of 10 years, subject to the approval of the stockholders at the 2005 Annual Meeting. The purpose of the Omnibus Plan is to attract and retain qualified individuals and to align their interests with those of stockholders by providing certain employees of the Company and its affiliates and members of the Board with the opportunity to receive stock-based and other long-term incentive grants. A total of 3,700,000 shares of common stock have been reserved for issuance under the Omnibus Plan. The Company currently maintains the Amended and Restated Cosi, Inc. Stock Incentive Plan (the “Incentive Plan”) under which 8,900,000 shares are reserved for issuance. As of March 28, 2005, a total of approximately 4,000,000 shares remain available for award under the Incentive Plan. The Incentive Plan only provides for the issuance of non-qualified stock options, incentive stock options and stock appreciation rights and is scheduled to expire on December 31, 2006. The Omnibus Plan, however, contemplates the issuance of restricted stock, restricted stock units and any other stock award that may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee in addition to the awards provided by the Incentive Plan and would remain in effect until May 2, 2015, if approved by the stockholders.
      If the Omnibus Plan is approved by stockholders, no further awards will be made under the Incentive Plan and all future awards will be made under the Omnibus Plan. While approximately 4,000,000 shares are unissued but reserved under the Incentive Plan, 3,700,000 shares of common stock will be reserved under the Omnibus Plan. If the Omnibus Plan is approved, no additional awards will be granted under the Incentive Plan. If the Omnibus Plan is not approved by the stockholders, then the Company will retain its ability to issue the approximately 4,000,000 unissued but reserved shares under the Incentive Plan.

Description of the Omnibus Plan
      Stockholders are encouraged to review the Omnibus Plan carefully. The summary of material terms of the Omnibus Plan is qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is attached hereto as Exhibit C.
      The Omnibus Plan provides for the grant of (i) non-qualified stock options, (ii) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock (“Restricted Stock”), (v) restricted stock units (“Restricted Stock Units”), and (v) any other stock award which may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee or such other committee comprised of independent directors of the Company.
      Subject to the express provisions of the Omnibus Plan, the Compensation Committee of the Board of Directors has full discretion to interpret the Omnibus Plan. In so doing, the Compensation Committee has the authority to:

•	determine the eligible persons to whom, and the time or times at which, awards shall be granted;

•	determine the types of awards to be granted;

•	determine the number of shares to be covered by, or used for reference purposes, for each award;

•	impose terms, limitations, restrictions and conditions on any award as deemed appropriate; and

•	adjust the number of and type of shares available for awards under the Omnibus Plan, the number and type of shares subject to outstanding awards, and the exercise price with respect to any award in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of shares or other securities of the Company, or similar corporate transaction (each a “corporate transaction”); provided, however, that any fractional shares resulting from any such adjustment shall be rounded to the nearest whole number;

•	to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan;

•	to use such objective or subjective factors as it determines to be appropriate, in its sole discretion; and

•	to make all other determinations deemed necessary or advisable for the administration of the Omnibus Plan.
The determinations of the Compensation Committee pursuant to its authority under the Omnibus Plan will be conclusive and binding.

Performance-Based Awards (Code Section 162(m) Provisions)
      All awards that the Compensation Committee intends to constitute performance-based compensation under the Omnibus Plan shall comply with the requirements of Section 162(m) of the Code and shall be made in accordance with Section 7 of the Omnibus Plan. Accordingly:

•	The Compensation Committee may specify in writing the terms and conditions applicable to performance-based awards, including performance criteria, Performance Measures (as defined below), and how any performance measures are to be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances or to exclude the effects of extraordinary, unusual or non-recurring items; provided however, that no such adjustment will be made if the effect of such adjustment would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

•	“Performance Measures” shall mean any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Compensation Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total shareholder return. Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. The Compensation Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Compensation Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause the award to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

•	No participant will receive such an award or awards having an aggregate Option/ SAR Value, Performance Share Value, and Performance Unit Value (each as hereinafter defined) of greater than the larger of $3,000,000 or the fair market value of 400,000 shares for any fiscal year of the Company (the “Self-Adjusting Cap”), where:

(i) the Option/ SAR Value means the fair market value of the number of shares underlying an award of options in any fiscal year of the Company or the fair market value of a number of shares equal to the number of SARs awarded in any fiscal year of the Company, with such fair market value determined as of the date of grant of each award, multiplied by 50%;

(ii) the Performance Share Value means the fair market value, as of the date of grant of each such award, of the maximum number of shares that the participant could receive from an award of performance shares granted in the fiscal year; provided, however, that such number of shares shall be divided by the number of full fiscal years of the Company contained in the performance period of a particular award, and provided further, that if any other awards of performance shares are outstanding for such participant for a given fiscal year, the Performance Share Value shall be increased for each such given fiscal year by the fair market value of shares that could be received by the participant under all such other Awards calculated on the date each such Award was granted, divided, for each such Award, by the number of full fiscal years of the Company contained in the performance period of each such outstanding award; or

(iii) the Performance Unit Value shall mean the maximum dollar value that the participant could receive from an award of performance units granted in the fiscal year; provided, however, that such amount shall be divided by the number of full fiscal years of the Company contained in the performance period of a particular award, and provided further, that if any other awards of performance units are outstanding for such participant for a fiscal year, the Performance Unit Value shall be increased for each such given fiscal year by the amount that could be received by the participant under all such other awards, divided, for each such award, by the number of full fiscal years of the Company contained in the performance period of each such outstanding award.

•	The grant of any shares or cash shall be subject to the attainment of performance goals for the performance period. The performance goals shall be established within 90 days following commencement of the applicable performance period, or such earlier time as prescribed by Section 162(m) of the Code or regulations thereunder, and a schedule detailing the total amount which may be available for payout based upon the relative level of attainment of the performance goals.

•	The Compensation Committee may, in its discretion, reduce the amount of any performance-based award on criteria as determined by the Compensation Committee. However, the Compensation Committee may not increase the amount of any performance-based award or waive the achievement of the applicable performance goals, except as the Compensation Committee may provide in the award agreement for such particular award for certain events, including but not limited to death, disability, or a change in ownership or control of the Company.

•	Prior to the payment of any performance-based award, the Compensation Committee shall verify in writing as prescribed by Section 162(m) of the Code or the regulations thereunder that the applicable performance goals were achieved.

•	The Compensation Committee shall have the authority to impose such other restrictions on performance-based awards as it may deem necessary or appropriate to ensure that such awards meet the requirements for “performance based compensation” under Section 162(m) of the Code.

Non-Qualified Stock Options (“NQSOs”)
      The terms of a NQSO, including duration, vesting and exercise price, shall be determined at the time of grant, provided that the purchase price shall not be less than 100% of the fair market value on the date of grant.

Incentive Stock Options (“ISOs”)
      Options intended to qualify as ISOs under Section 422 of the Code must have an exercise price at least equal to fair market value on the date of grant. ISOs may not be exercisable more than 10 years from the date the option is granted. If any of the Company’s employees, or those of its subsidiaries, owns or is deemed to own at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of the Company’s stock, the exercise price for the ISOs granted to that employee may not be less than 110% of the fair market value of the underlying shares on that date and the option may not be exercisable more than five years from the date the option is granted.

Modification or Termination of the Omnibus Plan
      Subject to the approval of the Board of Directors, where required, the Compensation Committee may alter, amend, suspend or terminate the Omnibus Plan in whole or in part; provided, however, that no action shall be taken by the Board of Directors or the Compensation Committee without the approval of stockholders that would:

•	increase the maximum number of shares that may be issued under the Omnibus Plan, except as permitted with respect to a corporate transaction as described under Section 5(g) of the Omnibus Plan;

•	increase the limits applicable to awards under the Omnibus Plan, except with respect to a corporate transaction as described under Section 5(g) and with respect to the Self-Adjusting Cap;

•	allow for an exercise price below the fair market value of shares on the date of grant of an option or SAR, unless such option or SAR is granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of Section 424(a) of the Code;

•	permit re-pricing of any outstanding option or SAR, except that this restriction shall not apply to the options or SARs granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of Section 424(a) of the Code or to an adjustment made in connection with a corporate transaction as described under Section 5(g) of the Omnibus Plan; or

•	require approval of the Company’s stockholders under any applicable law, regulation or rule.

      Notwithstanding the foregoing, no amendment of the Omnibus Plan shall, without the written consent of the applicable participant, terminate or adversely affect any right or obligation under an award previously granted under the Omnibus Plan.
Certain Federal Income Tax Consequences
      The following discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

Non-Qualified Stock Options
      The grant of an NQSO will not result in taxable income to the grantee or an income tax deduction to the Company. The holder of an NQSO generally recognizes ordinary compensation income at the time the NQSO is exercised in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price of the option. The Company is generally entitled to a corresponding deduction at that time for the amount of compensation income includible in the grantee’s income. In the case of an employee exercising an NQSO, the amount of compensation income is subject to income tax withholding, and the Compensation Committee may require that an amount equal to the tax required to be withheld on exercise be remitted to the Company in addition to the option exercise price. The grantee’s basis in the shares acquired upon exercise of an NQSO is equal to the sum of (i) the exercise price paid for the common stock, plus (ii) the amount included in the grantee’s income upon exercise (this sum will generally be equal to the fair market value of the shares of common stock on the date of exercise of the NQSO). Any further gain (or loss) upon subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending upon the amount of time the shares were held following exercise.

Incentive Stock Options
      Neither the grant nor the exercise of an ISO will result in taxable income to the employee or a deduction to the Company. However, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price paid constitutes an item of adjustment that must be taken into account in determining the employee’s alternative minimum taxable income.
      If the employee holds the shares acquired upon exercise of an ISO until the later of two years after grant of the ISO or one year after exercise, and if he or she has been an employee of the Company or a subsidiary at all times from the date of grant of the ISO until the date three-months before the date of exercise, then any gain (or loss) realized by the employee on a subsequent disposition of the shares will be long-term capital gain (or loss). However, if the employee disposes of the shares acquired upon exercise of an ISO during the two-year period following grant of the ISO or the one-year period following exercise, the employee is generally required to recognize, as ordinary income for the year in which the disposition occurred, the amount by which the fair market value of the shares on the date of exercise of the ISO exceeds the exercise price paid, and the Company will be entitled to a corresponding compensation deduction for such year. In the case of such a disposition, the employee’s basis in the shares disposed of is equal to the sum of the exercise price paid and the amount includible in his or her income as compensation.

Stock Appreciation Rights (“SARs”)
      The grant of an SAR does not result in taxable income to the grantee or a deduction by the Company. Upon the exercise of an SAR, the grantee recognizes compensation income equal to the amount of cash, plus the fair market value of common stock or other property received, and the Company is entitled to a compensation deduction in a like amount. If an SAR vests prior to exercise, it is possible that, under Section 409(a) of the Code, the SAR may be taxable upon vesting rather than exercise and may be subject to an additional 20% tax. Regulations are still forthcoming from the Internal Revenue Service.

Restricted Stock
      The grant of Restricted Stock does not result in taxable income to the grantee or a deduction to the Company provided that the Restricted Stock is subject to substantial risk of forfeiture. Upon vesting of Restricted Stock (i.e., at such time as the Restricted Stock is no longer subject to substantial risk of forfeiture), the grantee recognizes compensation income equal to the then-current fair market value of common stock received, and the Company is entitled to a compensation deduction in a like amount (subject to any limitations under Section 162(m)).

Restricted Stock Units
      The grant of Restricted Stock Units does not result in taxable income to the grantee or a deduction to the Company provided that the Restricted Stock Units are subject to substantial risk of forfeiture. Upon payout of the Restricted Stock Units, or at such time as the Restricted Stock Units are no longer subject to substantial risk of forfeiture if such event occurs prior to payout (unless such payout was deferred under Section 409(A)), the grantee recognizes compensation income equal to the amount of cash, plus the fair market value of common stock or other property received, and the Company is entitled to a compensation deduction in a like amount.

Limitations on Company Deductions; Parachute Payments
      Under Section 162(m) of the Code, the Company’s deduction for certain payments of compensation to executive officers named in the “Summary Compensation Table” is subject to a $1,000,000 limitation. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
      In addition, under certain circumstances, payments of compensation (including the value of the acceleration of the exercisability of options or SARs) in connection with a “change in control” of the Company could be deemed to be “excess parachute payments” for purposes of Sections 280G and 4999 of the Code. To the extent that payments are so considered, the Company is denied a deduction for the amount of the “excess parachute payment”, and the recipient is subject to a nondeductible 20% excise tax upon such amounts.
      The Board recommends a vote “FOR” approval of the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.
OTHER MATTERS
      The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
ANNUAL REPORT AND FINANCIAL STATEMENTS
      A copy of Cosi’s Annual Report, which incorporates its Form 10-K for the fiscal year ended January 3, 2005, including audited financial statements set forth therein, was sent to all stockholders of Cosi along with this Proxy Statement.
SOLICITATION OF PROXIES
      The proxy accompanying this Proxy Statement is solicited by the Cosi Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Cosi, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Cosi may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by Cosi.
STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING
      In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2006 Annual Meeting of Stockholders must submit such proposal to Cosi no later than December 2, 2005.
      In addition, Cosi’s Amended and Restated By-laws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2006 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder’s stock ownership and identity, to Cosi’s Secretary not earlier than December 3, 2005 nor later than January 2, 2006. However, in the event that the 2006 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2005 Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2006 Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs.

By order of the Board of Directors,

/s/ WILLIAM D. FORREST

William D. Forrest
Executive Chairman
Dated: March 30, 2005

EXHIBIT A
COSI, INC.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
Status
      There shall be a committee of the Board of Directors of Cosi, Inc. (the “Corporation”) to be known as the Audit Committee. The Audit Committee shall be governed by this Charter, which has been approved by the Board of Directors.
Statement of Policy
      The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements. In so doing, the Audit Committee shall meet at least quarterly, and more frequently as appropriate, and maintain free and open communications between the directors, the auditing firm engaged by the Corporation (the “outside auditors”), persons performing the internal audit function (the “internal auditors”) and the financial management of the Corporation. The Audit Committee shall provide sufficient opportunity for the internal auditors and outside auditors to meet with the members of the Audit Committee without the members of management present. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or outside auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall regularly make reports to the Board of Directors and make recommendations to the Board of Directors as appropriate.
      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee.
Composition
      The Audit Committee shall be composed of at least three directors who are independent in accordance with the requirements of The Nasdaq Stock Market (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Rule 10A-3(b)(1) of the Exchange Act. No Audit Committee member shall have participated in the preparation of the financial statements of the Corporation or any of its subsidiaries at any time during the past three years.
      Each member of the Audit Committee shall have the ability to read and understand the Corporation’s financial statements, including its balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
      At least one member of the Audit Committee shall, in the judgment of the Board of Directors, be an “audit committee financial expert” in accordance with Item 401(h)(2) of Regulation S-K.
Responsibilities
      The Audit Committee’s role is one of oversight. Management of the Corporation and the outside auditors have more detailed information about the Corporation as the result of their responsibilities in preparing the Corporation’s financial statements and performing audits thereon. As such, the Audit Committee is not providing expert or special assurances as to the Corporation’s financial statements or the outside auditor’s professional review, but is responsible for providing oversight of these functions. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to assure the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with regulatory requirements and are of the highest quality.
      In carrying out these responsibilities, the Audit Committee will:

•	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The outside auditor shall directly report to the Audit Committee.

•	Ensure the receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

•	Review and preapprove all auditing, non-audit and internal control-related services provided to the Corporation by the outside auditor, other than as may be allowed by applicable law. The Audit Committee may delegate to one or more designated Audit Committee members the authority to grant the preapprovals required by the foregoing sentence. The decision of any Audit Committee member to whom authority is delegated hereunder shall be presented to the Audit Committee at each of its scheduled meetings. Preapproval authority may not be delegated to management.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

•	Review and discuss timely reports from the outside auditor regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments within GAAP for policies and procedures related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor and (iii) other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

•	Determine, and the Corporation shall provide, the appropriate funding for the payment of (i) compensation to any outside auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (ii) compensation to any advisers employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

•	On a quarterly basis, review and discuss with the registered public accounting firm, management (including the Corporation’s Chief Executive Officer and Chief Financial Officer) and the Corporation’s internal auditor, as appropriate, the following:

(a) the principal executive officer and principal financial officer certifications required to be made in connection with the Corporation’s periodic reports under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002;

(b) all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Corporation’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Corporation’s registered public accounting firm;

(c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls over financial reporting;

(d) any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; and

(e) the adequacy of disclosures about changes in internal control over financial reporting.

•	Discuss the Corporation’s policies for financial risk assessment and management, including accounting and audit-related exposure, and the steps management has taken to monitor and control such exposures. The Audit Committee shall discuss guidelines to govern the policies by which financial risk assessment and management is undertaken.

•	Review the annual audited financial statements with management, including major issues, if any, regarding accounting principles.

•	Evaluate whether it is appropriate to adopt a policy of rotating outside auditors on a regular basis.

•	Review and approve the appointment or change of the Corporation’s Director of Internal Audit (however titled, the “internal auditor”) and review with the internal auditor:

(a) the scope of the annual internal audit plan and the results of completed internal audits and

(b) any comments the internal auditor may have on (i) major issues related to the Corporation’s internal controls, financial reporting or internal audit activities; (ii) restrictions, if any, imposed thereon; (iii) management’s response with respect thereto and (iv) any material disagreements with respect thereto.

•	Meet with the outside auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of each such audit, discuss with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including any comments or recommendations of the outside auditors, and including assurance that no matter has arisen with respect to Section 10A of the Securities Exchange Act of 1934.

•	Review with the outside auditors, the internal auditors and financial and accounting personnel: (i) significant financial reporting issues and judgements made in connection with the preparation of the Corporation’s financial statements; and (ii) the adequacy and effectiveness of disclosure controls and procedures, external financial reporting and internal control over financial reporting, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	Review and discuss with the outside auditor any transaction involving the Corporation and any related party and any transaction involving the Corporation and any other party in which the parties’ relationship could enable the negotiation of terms on other than an independent, arms’-length basis.

•	Discuss with the outside auditor any item not reported as a contingent liability or loss in the corporation’s financial statements as a result of a determination that such item does not satisfy a materiality threshold. Review with the outside auditor the quantitative and qualitative analysis applied in connection with such assessment of materiality, including, without limitation, the consistency of such assessment with the requirements of SEC Staff Accounting Bulletin No 99.

•	Review the internal audit function of the Corporation, including the independence and authority of reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the outside auditors.

•	Receive prior to each meeting at which the subject is discussed, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review annually with financial management and the Corporation’s outside auditors, the Corporation’s accounting policies in light of the Corporation’s current operations, generally accepted accounting principles and Securities and Exchange Commission (“SEC”) rules and regulations.

•	Ensure review of the Corporation’s interim financial information by the Corporation’s outside auditors in accordance with applicable generally accepted auditing standards prior to the inclusion of such information on SEC Form 10-Q.

•	Review with management and the outside auditors the Corporation’s year-end audited financial statements to determine whether to recommend to the Board of Directors that the Corporation’s audited financial statements shall be included in its SEC Form 10-K.

•	Review and discuss with management and the independent registered public accounting firm management’s annual report on internal controls over financial reporting and the independent registered public accounting firm’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

•	Review legal matters that may have a material impact on the financial statements, accounting policies, the Corporation’s compliance policies and internal controls, including any whistleblower complaints or published reports with the Corporation’s General Counsel.

•	Review earnings releases before they are issued by the Corporation.

•	Prepare with assistance of management, the outside auditors and, where appropriate, legal counsel, the Audit Committee Report for inclusion in the Corporation’s annual proxy statement in accordance with applicable SEC regulations.

•	Ensure compliance with the written confirmation required by NASD rules regarding the Audit Committee Charter and Audit Committee members.

•	Discuss periodically with management and the Corporation’s legal counsel the Corporation’s Code of Conduct and, as appropriate, the compliance of the Corporation’s subsidiaries and employees with the Code of Conduct and applicable legal requirements.

•	Review the Audit Committee Charter annually and recommend any changes to the Board of Directors for their approval.

•	Ensure that a copy of this charter is included in the Corporation’s annual proxy statement at least once every three years.
Additional Responsibilities

•	The Audit Committee shall also serve as the Qualified Legal Compliance Committee (“QLCC”), as such term is defined by the Securities and Exchange Commission in 17 CFR 205, and perform the duties set forth on Attachment 1 to this Charter.

Attachment 1
Qualified Legal Compliance Committee (“QLCC”)
DUTIES AND RESPONSIBILITIES
      The QLCC has the authority and responsibility to:

1. Adopt written procedures for the confidential receipt, retention and treatment of any report of evidence of a material violation of any applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law or a similar material violation of any United States federal or state law (“Material Violation”);

2. Inform the Corporation’s chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a Material Violation, except if the QLCC believes that to do so would be futile;

3. Determine whether an investigation is necessary regarding any report of evidence of a Material Violation by the Corporation, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to:

a. notify the full Board of Directors;

b. initiate an investigation, which may be conducted either by the chief legal officer (or equivalent) or by outside attorneys; and

c. retain such additional expert personnel as the QLCC deems necessary;

4. If such investigation was necessary, then at the conclusion, to:

a. recommend, by a majority vote, that the Corporation implement an appropriate response to evidence of a Material Violation; and

b. Inform the chief legal officer, the chief executive officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

5. By majority vote, to take all other appropriate action, including notifying the authority to notify the Securities and Exchange Commission in the event that the Corporation fails in any material respect to implement an appropriate response that the QLCC has recommended.

EXHIBIT B
COSI, INC.
BOARD OF DIRECTOR CANDIDATE GUIDELINES
      The Nominating/ Corporate Governance Committee of Cosi, Inc. (“Corporation”) identifies, evaluates and recommends candidates to become members of the Board of Directors (“Board”) with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/ Corporate Governance in accordance with the procedure set forth in the Nominating/ Corporate Governance Committee Charter. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation’s stockholders and are evaluated for their character, judgment, business experience and acumen. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

•	Candidates must be independent pursuant to the requirements of the National Association of Security Dealers (“NASD”).

•	Candidates should be at least 21 years of age.

•	Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

•	Candidates should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Corporation.

•	Candidates should have the ability to read and understand basic financial statements. The Nominating/ Governance Committee will also determine if any of the candidates satisfy the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

•	Candidates should have knowledge of the Corporation and issues affecting the Corporation.

•	Candidates should be committed to enhancing stockholder value.

•	Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

•	Candidates should have demonstrated the ability and be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

•	Candidates should have, and be willing to devote sufficient time to fulfill their obligations to the Corporation and its stockholders.

•	Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

•	Candidates should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Corporation.

B-1

EXHIBIT C
COSI, INC. 2005 OMNIBUS LONG-TERM INCENTIVE PROGRAM
      Section 1.     Purpose: The purpose of the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan is to provide certain employees of Cosi, Inc. and its Affiliates (as hereinafter defined) and members of the Board (as hereinafter defined) with the opportunity to receive stock-based and other long-term incentive grants in order to attract and retain qualified individuals and to align their interests with those of stockholders.
      Section 2.     Effective Date: This Plan will become effective as of May 2, 2005, subject to the approval of the stockholders at the Annual Meeting to be held on May 2, 2005. Unless sooner terminated as provided herein, the Plan shall terminate ten years from May 2, 2005. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.
      Section 3.     Definitions: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.
      (a) “Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
      (b) “Award” shall mean a grant of an Option, SAR, Restricted Stock Award, Performance Award, or Other Stock Award pursuant to the Plan, which may, as determined by the Committee, be in lieu of other compensation owed to a Participant.
      (c) “Award Agreement” shall mean an agreement, either in written or electronic format, in such form and with such terms and conditions as may be specified by the Committee, which evidences the terms and conditions of an Award.
      (d) “Board of Directors” or “Board” shall mean the board of directors of the Company.
      (e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.
      (f) “Committee” shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Securities and Exchange Commission Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, or any such successor provision thereto.
      (g) “Company” shall mean Cosi, Inc., a Delaware corporation.
      (h) Intentionally omitted.
      (i) “Eligible Employee” shall mean an employee of the Company or any Affiliate.
      (j) “Exercise Price” shall mean an amount, as determined by the Committee, at which an Option or SAR can be exercised by a Participant, which amount shall not be less than the Fair Market Value of a Share on the date such Award is granted, unless such Option or SAR is granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of Section 424(a) of the Code.
      (k) “Fair Market Value” shall mean, unless otherwise determined by the Committee, the closing stock price for a Share as reported on a national securities exchange if the Shares are then being traded on such an exchange. If no closing price was reported for such date, the closing price on the last preceding day on which such a price was reported shall be used.
      (l) “Incentive Stock Option” shall mean an Option which is intended to meet the requirements set forth in Section 422 of the Code and which only Eligible Employees are eligible to receive.

      (m) “Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.
      (n) “Option” shall mean the right to purchase a Share granted pursuant to Section 8, which may take the form of either an Incentive Stock Option or a Nonqualified Stock Option.
      (o) “Other Stock Award” shall mean an Award of Shares or Awards that are valued in whole or in part, or that are otherwise based on, Shares, including but not limited to dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes relating to an Award, which may be payable in Shares, cash, other securities, or any other form of property as the Committee shall determine, subject to the terms and conditions set forth by the Committee and granted pursuant to Section 12.
      (p) “Participant” shall mean an Eligible Employee or member of the Board selected by the Committee to receive Awards under the Plan.
      (q) “Performance Awards” shall mean Awards of Performance Shares or Performance Units.
      (r) “Performance Goal(s)” shall mean the level or levels of Performance Measures established by the Committee pursuant to Section 7.
      (s) “Performance Measures” shall mean any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total shareholder return. Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. The Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause the Award to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.
      (t) “Performance Period” shall mean a period established by the Committee pursuant to Section 7 at the end of which one or more Performance Goals are to be measured.
      (u) “Performance Share” shall mean an Award denominated in Shares, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.
      (v) “Performance Unit” shall mean an Award denominated in units having a value in dollars or such other currency, as determined by the Committee, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.
      (w) “Plan” shall mean the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan, as amended and restated from time to time.
      (x) “Restricted Stock” shall mean an Award of Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

      (y) “Restricted Stock Award” shall mean an Award consisting of Restricted Stock or Restricted Stock Units.
      (z) “Restricted Stock Unit” shall mean an Award consisting of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash or Shares, and representing an unfunded and unsecured obligation of the Company, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.
      (aa) “Shares” shall mean shares of common stock, $0.01 par value, of the Company.
      (bb) “Stock Appreciation Right” or “SAR” shall mean an Award, which represents the right to receive the difference between the Fair Market Value of a Share on the date of exercise and an Exercise Price, payable in cash or Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9.
      Section 4.     Administration: Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding. The Committee may delegate to one or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to grant Awards to employees who are not officers or members of the Board for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.
      Section 5.     Shares Available for Awards
      (a) Subject to adjustment as provided in Section 5(g), the maximum number of Shares available for issuance under the Plan shall be 3,700,000.
      (b) If any Shares are subject to an Award that is forfeited, settled in cash, expires, or is otherwise terminated without the issuance of Shares, such Shares shall again be available for Awards under the Plan. Any Shares that are tendered by the Participant or retained by the Company as full or partial payment to the Company for the purchase of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for Awards under the Plan. Upon payment of Shares upon the exercise of a SAR, the number of Shares available for issuance under the Plan shall be reduced only by the number of actual Shares issued in such payment.
      (c) Unless otherwise determined by the Committee, Awards that are designed to operate in tandem with other Awards shall not be counted against the maximum number of Shares available under Section 5(a) in order to avoid double counting.
      (d) Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate number of Shares stated in Section 5(a), subject to adjustment as provided in Section 5(g) to the extent that such adjustment does not affect the ability to grant or the qualification of Incentive Stock Options under the Plan.
      (e) Subject to adjustment as provided in Section 5(g), the maximum number of Shares under the Plan that are available for Awards other than Options and SARs shall be 3,700,000.
      (f) Any Shares issued under the Plan shall consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, Shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board may determine.
      (g) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or similar corporate transaction, as determined by the Committee, the Committee shall, in such manner as it may deem equitable and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and type of Shares available for Awards under the Plan, the number and type of Shares subject to outstanding Awards, and the Exercise Price with respect to any Award; provided, however, that any fractional Share resulting from an adjustment pursuant to this Section 5(g) shall be rounded to the nearest whole number.
      Section 6.     Eligibility: The Committee from time to time may designate which Eligible Employees and members of the Board shall become Participants under the Plan.
      Section 7.     Code Section 162(m) Provisions
      (a) Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is made to a Participant that such Participant is or may be for the tax year in which the Company would claim a tax deduction in connection with the Award, a Covered Employee (as that term is defined in Section 162(m) of the Code), the Committee may provide, in writing, that this Section 7 is applicable to such Award under such terms and conditions as the Committee may specify.
      (b) Notwithstanding any other provision of the Plan other than Section 5(g), if the Committee provides that this Section 7 is applicable to a particular Award, no Participant shall receive such an Award or Awards having an aggregate Option/ SAR Value, Performance Share Value, and Performance Unit Value (as hereinafter defined) of greater than the larger of $3,000,000 or the Fair Market Value of 400,000 Shares for any fiscal year of the Company, where: (i) the Option/ SAR Value shall mean the Fair Market Value of the number of Shares underlying an Award of Options in any fiscal year of the Company or the Fair Market Value of a number of Shares equal to the number of SARs awarded in any fiscal year of the Company, with such Fair Market Value determined as of the date of grant of each Award, multiplied by 50%; (ii) the Performance Share Value shall mean the Fair Market Value, as of the date of grant of each such Award, of the maximum number of Shares that the Participant could receive from an Award of Performance Shares granted in the fiscal year; provided, however, that such number of Shares shall be divided by the number of full fiscal years of the Company contained in the Performance Period of a particular Award, and provided further, that if any other Awards of Performance Shares are outstanding for such Participant for a given fiscal year, the Performance Share Value shall be increased for each such given fiscal year by the Fair Market Value of Shares that could be received by the Participant under all such other Awards calculated on the date each such Award was granted, divided, for each such Award, by the number of full fiscal years of the Company contained in the Performance Period of each such outstanding Award; or (iii) the Performance Unit Value shall mean the maximum dollar value that the Participant could receive from an Award of Performance Units granted in the fiscal year, provided, however, that such amount shall be divided by the number of full fiscal years of the Company contained in the Performance Period of a particular Award, and provided further, that if any other Awards of Performance Units are outstanding for such Participant for a given fiscal year, the Performance Unit Value shall be increased for each such given fiscal year by the amount that could be received by the Participant under all such other Awards, divided, for each such Award, by the number of full fiscal years of the Company contained in the Performance Period of each such outstanding Award; provided, however, that the limitations set forth in this Section 7(b) shall be subject to adjustment under Section 5(g) of the Plan only to the extent that such adjustment does not affect the status of any Award intended under this Section 7 to qualify as “performance based compensation” under Section 162(m) of the Code. If an Option is granted in tandem with a SAR, such that exercise of the Option or SAR with respect to one Share cancels the tandem Option or SAR, respectively, with respect to such Share, the tandem Option and SAR with respect to such Share shall be counted as covering only one Share for purposes of applying the limitation set forth in this Section 7(b).
      (c) If an Award is subject to this Section 7, the grant of any Shares or cash shall be subject to the attainment of Performance Goals for the Performance Period. The Committee shall establish the Performance Goals within 90 days following the commencement of the applicable Performance Period, or such earlier time as prescribed by Section 162(m) of the Code or regulations thereunder, and a schedule detailing the total amount which may be available for payout based upon the relative level of attainment of the Performance Goals.
      (d) The Committee may, in its discretion, reduce the amount of any Award subject to this Section 7 based on such criteria as it shall determine. However, the Committee may not increase the amounts payable pursuant to any Award subject to this Section 7 or waive the achievement of the applicable Performance Goals, except as the Committee may provide in a particular Award’s Award Agreement for certain events, including but not limited to death, disability, or a change in ownership or control of the Company.
      (e) Prior to the payment of any Award subject to this Section 7, the Committee shall verify in writing as prescribed by Section 162(m) of the Code or the regulations thereunder that the applicable Performance Goals were achieved.
      (f) The Committee shall have the authority to impose such other restrictions on Awards subject to this Section 7 as it may deem necessary or appropriate to ensure that such Awards meet the requirements for “performance based compensation” under Section 162(m) of the Code.
      Section 8.     Options: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Options on such terms and conditions as the Committee may prescribe in such Option’s Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; method of payment of the Exercise Price; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.
      Section 9.     Stock Appreciation Right: Subject to the terms and conditions of the Plan, the Committee may grant to Participants SARs on such terms and conditions as the Committee may prescribe in such SAR’s Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; form of payment; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.
      Section 10.     Restricted Stock Award: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Restricted Stock Awards on such terms and conditions as the Committee may prescribe in such Restricted Stock Award’s Award Agreement, including, but not limited to, the vesting schedule; purchase price, if any; deferrals allowed or required; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.
      Section 11.     Performance Awards: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Performance Awards on such terms and conditions as the Committee may prescribe in such Performance Award’s Award Agreement, including, but not limited to, the performance period; performance criteria; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.
      Section 12.     Other Stock Awards: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Other Stock Awards on such terms and conditions as the Committee may prescribe in such Other Stock Award’s Award Agreement, including, but not limited to, the vesting schedule, if any; purchase price, if any; deferrals allowed or required; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.
      Section 13.     Prohibition on Repricing: The Committee shall not reduce the Exercise Price of any outstanding Option or SAR, whether through amendment, cancellation, replacement, or any other means, without the approval of stockholders. This Section 13 shall not be construed to apply: (i) to the Options or SARs granted pursuant to an assumption or substitution of another option in a manner that satisfies the requirements of Section 424(a) of the Code; or (ii) to an adjustment made pursuant to Section 5(g) of the Plan.
      Section 14.     Withholding: The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with the grant, exercise, payment, or removal of restrictions of an Award, including, but not limited to, requiring the Participant to remit to the Company an amount sufficient to satisfy such withholding requirements in cash or Shares or withholding cash or Shares due or to become due with respect to the Award at issue.

      Section 15.     Postponement of Issuance and Delivery: The issuance and delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under any applicable listing requirement of any national securities exchange or any law or regulation applicable to the issuance and delivery of Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.
      Section 16.     No Right to Awards: No employee or member of the Board shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of employees or members of the Board under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.
      Section 17.     No Right to Employment or Directorship: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate or any right to remain as a member of the Board, as the case may be. The Company may at any time terminate an employee’s employment or remove a member of the Board free from any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement.
      Section 18.     No Rights as a Shareholder: A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the issuance and delivery of such Shares.
      Section 19.     Severability: If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.
      Section 20.     No Trust or Fund Created: Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
      Section 21.     Headings: Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.
      Section 22.     Nonassignability: Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution.
      Section 23.     Indemnification: In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company against all reasonable expenses, including, without limitation, attorneys’ fees and costs, incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company’s legal counsel or paid in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit, or proceeding.

      Section 24.     Foreign Jurisdictions: The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.
      Section 25.     Termination and Amendment: Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Committee without the approval of stockholders that would:

(a) Increase the maximum number of Shares that may be issued under the Plan, except as provided in Section 5(g);

(b) Increase the limits applicable to Awards under the plan, except as provided in Sections 5(g) and 7(b);

(c) Allow for an Exercise Price below the Fair Market Value of Shares on the date of grant of an Option or SAR, except as provided in Section 3(j);

(d) Permit the repricing of outstanding Options or SARs, as provided in Section 13; or

(e) Require approval of the Company’s stockholders under any applicable law, regulation, or rule.
Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the applicable Participant, terminate or adversely affect any right or obligation under an Award previously granted under the Plan.
      Section 26.     Applicable Law: This Plan shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its principles of conflict of laws.

ANNUAL MEETING OF STOCKHOLDERS OF

COSI, INC.
MAY 2, 2005

PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON
AS POSSIBLE.

Please detach along perforated line and mail in the envelope provided.

☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Election of Directors:	NOMINEES:

☐	FOR ALL NOMINEES	☐	Eli Cohen

		☐	William Forrest

		☐	Garry Stock

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☑

		FOR	AGAINST	ABSTAIN

2.	Ratification of BDO Seidman, LLP, as external auditors.	☐	☐	☐

3.	Approval of Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.	☐	☐	☐

OTHER MATTERS:

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COSI, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William D. Forrest and Kevin Armstrong, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (“Proxies”) to represent the undersigned at the Annual Meeting of Stockholders of Cosi, Inc. (“Cosi”) to be held at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois, on May 2, 2005, at 2:00 p.m. local time, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of Cosi shown on the other side of this card with all the powers the undersigned would possess if personally thereat.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED NOMINEES, “FOR” THE RATIFICATION OF THE EXTERNAL AUDITORS AND “FOR” THE APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COSI SOLICITING PROXIES FOR THE 2004 ANNUAL MEETING.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)